UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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KNIGHT TRANSPORTATION, INC.
(Name of Registrant as Specified In Its Charter)

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KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2009
To our Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders (the "Annual Meeting") of KNIGHT TRANSPORTATION, INC. to be held at 8:30 A.M., Phoenix time, on May 21, 2009, at our corporate headquarters located at 5601 W. Buckeye Road, Phoenix, Arizona 85043.  The purposes of the Annual Meeting are to:

1.	Elect three Class II Directors, each director to serve a term of three years;

2.	Approve and ratify the Knight Transportation, Inc. Employee Stock Purchase Plan;

3.
Approve and ratify an amendment and restatement of the Knight Transportation, Inc. 2003 Stock Option Plan (the "2003 Stock Option Plan"), which among other things (i) renames the plan the "Knight Transportation, Inc. Amended and Restated 2003 Stock Option and Equity Compensation Plan," (ii) provides additional terms and administrative procedures applicable to restricted stock grants, and (iii) authorizes the issuance of stock appreciation rights;

4.	Approve and ratify a one-time stock option exchange program for employees, along with an accompanying amendment to the 2003 Stock Option Plan to permit such exchange;

5.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009; and

6.	Transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 31, 2009, as the record date for determining those shareholders who are entitled to receive notice of and vote at the Annual Meeting or any adjournment(s) thereof.  Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.  A copy of our 2008 Annual Report to Shareholders, which includes audited consolidated financial statements, is enclosed.  YOUR VOTE IS IMPORTANT.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.  You may also vote on the Internet by completing the electronic voting instruction form found at www.proxyvote.com or by telephone using a touch-tone telephone and calling 1-800-690-6903.  The prompt return of your proxy may save us additional expenses of solicitation.

By Order of the Board of Directors,

/s/ David A. Jackson
David A. Jackson, Secretary

Phoenix, Arizona
April 10, 2009

KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2009

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of Knight Transportation, Inc. to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 8:30 A.M. Phoenix time, on May 21, 2009, at our corporate headquarters located at 5601 W. Buckeye Road, Phoenix, Arizona 85043.  THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS.  If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the director nominees named herein; (ii) FOR the approval and ratification of the Knight Transportation, Inc. Employee Stock Purchase Plan; (iii) FOR the approval and ratification of the amendment and restatement of the Knight Transportation, Inc. 2003 Stock Option Plan ("the 2003 Stock Option Plan"), which among other things (a) renames the plan the "Knight Transportation, Inc. Amended and Restated 2003 Stock Option and Equity Compensation Plan," (b) provides additional terms and administrative procedures applicable to restricted stock grants, and (c) authorizes the issuance of stock appreciation rights; (iv) FOR the approval and ratification of a one-time stock option exchange program for employees, along with an accompanying amendment to the 2003 Stock Option Plan to permit such exchange; (v) FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009; and (vi) with respect to any other matters properly brought before the Annual Meeting, in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with the judgment of the proxy holders.

This Proxy Statement, the proxy card, and our Annual Report were first mailed on or about April 10, 2009, to shareholders of record at the close of business on March 31, 2009 (the "Record Date").

The terms "we," "our," "us," or the "Company" refer to Knight Transportation, Inc. and its subsidiaries.

Voting Rights

Only holders of record of our Common Stock, par value $0.01 per share ("Common Stock"), at the close of business on the Record Date are entitled to vote at the Annual Meeting, either in person or by valid proxy.  Except in the election of directors, shareholders are entitled to one vote for each share held of record on each matter of business to be considered at the Annual Meeting.  In the election of directors, Arizona law requires cumulative voting.  See "Required Vote; Cumulative Voting."  As of the Record Date, there were issued and outstanding approximately 83,067,002 shares of our Common Stock, entitled to cast an aggregate 83,067,002 votes on all matters subject to a vote at the Annual Meeting, other than in the election of the Class II directors, where the shares are entitled to an aggregate 249,201,006 votes.  Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections and the results of all items voted upon will be announced at the Annual Meeting.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present.  A quorum is present if a majority of the issued and outstanding shares of Common Stock as of the Record Date are represented at the Annual Meeting in person or by proxy.  Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote; Cumulative Voting

Election of Directors.  Directors are elected by plurality of the votes cast, which means that the director nominees receiving the highest number of votes for their election will be elected as directors.  Abstentions and broker non-votes are not counted as votes for the election of any director nominee.  Under the Constitution of the State of Arizona, as well as Section 10-728 of the Arizona Revised Statutes, shareholders have cumulative voting rights in electing directors of an Arizona corporation.  Cumulative voting means that each shareholder, when electing directors, has the right to cast as many votes in the aggregate as he, she, or it has voting shares multiplied by the number of directors to be elected.  For example, this year three Class II directors will be elected.  If a shareholder has 100 shares of Common Stock, the shareholder is entitled to cast a total of 300 votes in the election of the Class II directors and may cast 300 votes for a single director nominee or distribute those votes among the three Class II director nominees.

Other Matters.  Approval of the other matters submitted to shareholders for consideration and action at the Annual Meeting requires that the number of votes cast for the matter exceeds the number of votes cast against the matter. Abstentions and broker non-votes will be disregarded in determining whether a matter has been approved.  In other words, abstentions and broker non-votes will be counted neither as votes for, nor as votes against, a matter.

Right to Attend the Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so.  Shareholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to our Secretary at our address, by executing a subsequent proxy and delivering it to our Secretary, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal, and we will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock.  Proxies will be solicited by mail and may be solicited personally by our directors, officers, or employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of our Independent Registered Public Accounting Firm, and other information included in our 2008 Annual Report to Shareholders that was mailed on or about April 10, 2009, together with this Notice of Annual Meeting and Proxy Statement, to all shareholders of record as of the Record Date.  A copy of our Annual Report is available free of charge on the Shareholder Relations section of our corporate website at http://www.knighttrans.com.  The Annual Report is not incorporated into this Proxy Statement, and is not considered proxy-soliciting material.

How to Read this Proxy Statement

This Proxy Statement contains the proposals to be considered by shareholders at the Annual Meeting, as well as important information concerning, among other things: our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of management and other large shareholders; the services provided to us by and fees of Deloitte & Touche LLP, our independent registered public accounting firm; and instructions for shareholders who want to make proposals at the 2010 Annual Meeting of Shareholders.  Each shareholder should read this information before completing and returning the enclosed proxy card.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors presently consists of eight members.  The directors are divided into three classes, with each class serving a three-year term.  The shareholders elect approximately one-third of the Board of Directors each year. Three Class II directors will be elected at the Annual Meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Gary J. Knight, G.D. Madden, and Kathryn L. Munro for election as Class II directors at the Annual Meeting.

Each Class II director nominee will be elected to serve until the 2012 Annual Meeting of Shareholders or until his or her successor shall have been duly elected and qualified or his or her resignation or removal, whichever occurs first.  Each of the Class II director nominees has consented to serve a three-year term.

If any of the nominees named above should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee.  In that case, the proxy holders will vote for the substitute nominee designated by the Board.

Class II Director Nominees

Information concerning the nominees standing for election as Class II directors follows:

Gary J. Knight, 57	Director Since 1990

Gary J. Knight has served as a Vice Chairman of our Board of Directors since January 2004.  Mr. Knight served as our President from 1993 to January 2004, and has been one of our officers and a member of our Board of Directors since 1990.  From 1975 until 1990, Mr. Knight was employed by Swift Transportation Co., Inc. ("Swift"), a long-haul truckload carrier, where he was an Executive Vice President.

G.D. Madden, 69	Director Since 1997

G.D. Madden has served as a member of our Board of Directors since January 1997.  Since 1996, Mr. Madden has been President of Madden Partners, a consulting firm he founded, which specializes in transportation technology and strategic issues.  Prior to founding Madden Partners, he was President and Chief Executive Officer of Innovative Computing Corporation, a subsidiary of Westinghouse Electric Corporation.  Mr. Madden founded Innovative Computing Corporation ("ICC"), a privately held company, which grew to be the largest supplier of fully integrated management information systems to the trucking industry.  Mr. Madden sold ICC to Westinghouse in 1990 and continued to serve as its President and Chief Executive Officer until 1996.

Kathryn L. Munro, 60	Director Since 2005

Kathryn L. Munro has served as a member of our Board of Directors since April 2005.  She is a principal of BridgeWest, LLC, a private equity investment company specializing in wireless technology companies.  Ms. Munro was the Chairperson of BridgeWest from February 1999 until July 2003.  From 1996 to 1998, Ms. Munro served as Chief Executive Officer of Bank of America's Southwest Banking Group and was President of Bank of America Arizona from 1994 to 1996.  Ms. Munro has served on the boards of directors of Flow International Corporation, a Seattle-based manufacturer of industrial tools, since 1996; and Pinnacle West Capital Corporation, the holding company of Arizona Public Service and Pinnacle West Energy, since 2000. Ms. Munro served on the board of Capitol Bancorp Limited, a Michigan-based multi-bank holding company, from 2002 to 2006.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS

Class I Directors

Information regarding our current Class I directors who were elected in 2008 for terms expiring at our 2011 Annual Meeting of Shareholders follows:

Donald A. Bliss, 76	Director Since 1995

Donald A. Bliss has served as a member of our Board of Directors since February 1995.  Until his retirement in December 1994, Mr. Bliss was the Chief Executive Officer and Vice President of U.S. West Communications, a U.S. West company.  Mr. Bliss also is a director of the Western and Southern Life Insurance Company and the Biltmore Bank of Arizona. Mr. Bliss served as Chairman of the Western Region Advisory Board of AON Risk Services of Arizona, Inc. from October 2001 to February 2005.

Richard J. Lehmann, 65	Director Since 2006

Richard J. Lehmann has served as a member of our Board of Directors since February 2006.  Mr. Lehmann serves as the founding principal of the Biltmore Bank of Arizona and is the Chairman of Bank Capital Corporation, the holding company for the Biltmore Bank of Arizona.  Until December 31, 1999, Mr. Lehmann served as Vice Chairman of Bank One, when it acquired FCNBC, creating the fifth largest bank in the United States, with responsibility for all consumer banking and credit card operations.  Mr. Lehmann's previous positions include Chairman and Chief Executive Officer of Valley National Bank.  Prior to that, Mr. Lehmann spent 20 years with Citigroup in various positions, including 10 years in the International Division, with more than three years as a Senior Corporate Officer in Europe, the Middle East, and Africa.  Mr. Lehmann is a member of the board of directors of the TGen Foundation.   He also serves on the Mayo Advisory Board and serves on the Board of Trustees at Thunderbird, The Garvin School of International Management.

Class III Directors

Information regarding our current Class III directors who were elected in 2007 for terms expiring at our 2010 Annual Meeting of Shareholders follows:

Kevin P. Knight, 52	Director Since 1990

Kevin P. Knight has served as the Chairman of our Board of Directors since May 1999 and has served as our Chief Executive Officer since 1993.  He has been one of our officers and directors since 1990.  From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he served as Executive Vice President and President of Cooper Motor Lines, Inc., a Swift subsidiary.  From February 2004 through February 2008, Mr. Knight served on the Board of Directors of Universal Technical Institute, Inc., a provider of post-secondary education. Mr. Knight currently serves on the Board of Directors and Executive Committee of the American Trucking Associations.

Randy Knight, 60	Director Since 1989

Randy Knight rejoined our company as an employee in January 2009 and was appointed as a Vice Chairman of the Board effective February 27, 2009.  Mr. Knight was a founder of our company and served as an officer from 1989 until 1999 and as Chairman of the Board from 1993 until 1999.  From 1999 until December 2008, Mr. Knight worked outside of our company on a variety of personal investments, including Total Warehousing, Inc., a commercial warehousing and local transportation business that he sold in 2004.  Mr. Knight has been a member of our Board of Directors since 1989.  He also serves as a director of Biltmore Bank of Arizona.  Mr. Knight was employed by Swift or related companies from 1969 to 1985, where he was a Vice President.

Michael Garnreiter, 57	Director Since 2003

Michael Garnreiter has served as a member of our Board of Directors since September 2003.  Mr. Garnreiter currently is the managing member of Rising Sun Restaurant Group, LLC, a restaurant operating company in the casual dining industry sector. Mr. Garnreiter also is a director and member of the audit committees of Taser International, Inc., a manufacturer of non-lethal protection devices, and Amtech Systems, Inc., a supplier of horizontal diffusion furnace systems.  Mr. Garnreiter is the sole director of Syntax-Brillian Corporation, a company in bankruptcy that designs, develops, and distributes high-definition televisions.  Mr. Garnreiter was formerly the Executive Vice President, Treasurer, and Chief Financial Officer of Main Street Restaurant Group, Inc., a publicly held restaurant operating company.  Prior to joining Main Street, Mr. Garnreiter served as a general partner of Arthur Andersen LLP.  Mr. Garnreiter began his career with Arthur Andersen in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach.  In 1986, he became the managing partner of Arthur Andersen's Tucson, Arizona office.  Mr. Garnreiter is a Certified Public Accountant in California and Arizona.

Kevin Knight, our Chairman and Chief Executive Officer, and Keith Knight, one of our executive officers, are brothers and are cousins of Randy Knight and Gary Knight, who also are brothers.

CORPORATE GOVERNANCE

Applicable Corporate Governance Requirements

Our Common Stock has been listed on the New York Stock Exchange (the "NYSE") since December 30, 2004, and we are subject to the NYSE listing standards, including those relating to corporate governance.  Prior to listing on the NYSE, our Common Stock was listed on what today is known as the Nasdaq Global Select Market ("NASDAQ"), and we were subject to the NASDAQ listing standards, including those related to corporate governance.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to further its goal of providing effective governance of our business and affairs for the long-term benefit of our shareholders.  A copy of the corporate governance guidelines is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com and is available in print to any shareholder who requests it. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the corporate governance guidelines and recommending changes as appropriate to ensure the effective functioning of our Board of Directors and high quality corporate governance.

Code of Ethics

The Board of Directors has adopted a Code of Ethical Conduct that applies to all of our directors, officers, and employees.  In addition, we maintain a Policy Governing Responsibilities of Financial Managers and Senior Officers (the "Financial Responsibilities Policy") that applies to our senior executive officers (Executive Vice President or above), Chief Financial Officer, Chief Accounting Officer, Controller, and any other employee who is responsible for the management of our funds or for the operation and maintenance of our financial accounting and reporting system.  The Code of Ethical Conduct and Financial Responsibilities Policy includes provisions applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K.  Copies of the Code of Ethical Conduct and Financial Responsibilities Policy are available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com and are available in print to any shareholder who requests them.

The Board of Directors and Its Committees

Board of Directors

Meetings of the Board of Directors.  During the year ended December 31, 2008, our Board of Directors met on four occasions.  Each of the directors attended 75% or more of the meetings of the Board of Directors and the meetings held by all of the committees of the Board on which he or she served.  We encourage our directors to attend our Annual Meetings of Shareholders.  All of our directors attended the 2008 Annual Meeting of Shareholders.

Independent Directors.  In accordance with NYSE Rule 303A.02(a), the Board of Directors affirmatively determines the independence of each director after reviewing the findings and recommendations of the Nominating and Corporate Governance Committee.  Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that Donald A. Bliss, G.D. Madden, Michael Garnreiter, Kathryn L. Munro, and Richard J. Lehmann are independent (collectively, the "Independent Directors").  Except in their capacities as directors or as holders of an immaterial amount of securities of other entities, neither Mr. Bliss, Mr. Madden, Mr. Garnreiter, nor Ms. Munro, either directly or in his or her capacity as a partner, shareholder, officer, or similar position of another organization, has or in the past three years had any business or financial relationship with us or any of our subsidiaries.  None of the Independent Directors or any of their immediate family members has or had any of the disqualifying relationships with us or our subsidiaries specified in NYSE Rule 303A.02(b).

Executive Sessions.  In 2008, pursuant to NYSE Rule 303A.03, our Independent Directors held two meetings, referred to as "executive sessions," at which only the Independent Directors were present. The Chairman of the Nominating and Corporate Governance Committee acts as the presiding director for all executive sessions.  Mr. Bliss currently serves as the Chairman of the Nominating and Corporate Governance Committee and will continue in that capacity following the Annual Meeting. Our 2008 non-management directors, who were comprised of the Independent Directors and Mr. Randy Knight did not meet in 2008.  Contemporaneously with Mr. Randy Knight's return to our company as a Vice Chairman of the Board in February 2009, he ceased being a non-management director.  Our Independent Directors will continue to hold at least one meeting annually at which only independent directors are present.

Communication with Directors.  Our Board of Directors provides a process for shareholders to send written communications to the entire Board or to individual directors.  To send a communication to the entire Board of Directors, your communication should be addressed as follows: The Board of Directors, Knight Transportation, Inc., c/o David A. Jackson – Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043.  Written communications addressed in this manner will be copied and distributed to each director at or prior to the next Board meeting.  If you wish to communicate with an individual director, your communication should be addressed as follows: Name – Director, Knight Transportation, Inc., c/o David A. Jackson – Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043.  Written communications received in this manner will not be opened, but rather delivered unopened to the director to whom they are addressed at or prior to the next Board meeting, following clearance through normal security procedures.

In addition, we provide a method for concerned parties to communicate directly with our non-management directors.  Any person wishing to contact our non-management directors may contact these directors through our presiding non-management director, the Chairman of the Nominating and Corporate Governance Committee, whose contact information may be obtained by writing our Secretary, David A. Jackson, at the address set forth above or by calling our Investor Relations Department at telephone number (602) 606-6224.

Committees of the Board of Directors

The Board of Directors has standing Audit, Nominating and Corporate Governance, Compensation, and Executive Committees.  The Board does not maintain any other standing committees.  The following table sets forth the membership of each of the standing committees of the Board of Directors as of February 28, 2009.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Executive Committee
Donald A. Bliss	X	X		X
G.D. Madden	X		X
Michael Garnreiter	X
Kevin P. Knight				X
Gary J. Knight				X
Kathryn L. Munro		X	X	X
Richard J. Lehmann		X	X

The Audit Committee

Purpose, Functions, Composition, and Meetings.  The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of our financial statements;

•	the qualifications, independence, and performance of our independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements related to financial reporting.

As more fully outlined in the Audit Committee's charter, the primary functions of the Audit Committee include:

•
making determinations regarding the selection and retention of our independent registered public accounting firm and reviewing and pre-approving such firm's fees and the proposed scope of its services; and

•
reviewing, and meeting with our management, internal auditors, and independent registered public accounting firm, as applicable, to discuss, our financial statements and financial and related disclosures, our accounting policies and principles, and our internal financial controls and reporting systems.

Messrs. Bliss, Madden, and Garnreiter currently serve on the Audit Committee, and Mr. Garnreiter serves as the Chairman.  Each member of the Audit Committee satisfies the independence and other audit committee membership criteria set forth in NYSE Rule 303A.07.  Specifically, each member of the Audit Committee:

•	is independent under NYSE Rule 303A.02;

•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

•	is financially literate, as our Board of Directors has interpreted such qualification in its business judgment.

In addition, the Board has determined that Mr. Garnreiter's service on the audit committee of more than three public companies does not impair his ability to effectively serve on our Audit Committee.

The Audit Committee met five times during 2008.  Each member of the Audit Committee attended all of the Audit Committee meetings during 2008, except Mr. Madden who was unable to attend one meeting.

Audit Committee Financial Expert.  The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 407(d)(5) of Regulation S-K, currently serves on the Audit Committee.  The Board of Directors has identified Mr. Garnreiter as an audit committee financial expert. Mr. Garnreiter is independent, as independence for audit committee members is defined under applicable NYSE rules.

Audit Committee Charter.  A copy of the Audit Committee's current charter is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com and is available in print to any shareholder who requests it.

Report of the Audit Committee.  In performing its duties, the Audit Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, and relating to certain other matters, including the independence of our independent registered public accounting firm.  The Report of the Audit Committee follows.

The Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Report of the Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's systems of internal control. The Company retains an independent registered public accounting firm that is responsible for conducting an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In undertaking its responsibilities, the Audit Committee has discussed the Company's financial statements with management and the Company's independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent registered public accounting firm.

For the fiscal year ended December 31, 2008, the Audit Committee has reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm.  Specifically, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, as amended, "The Auditor's Communication with those Charged with Governance" and Rule 2-07 of Regulation S-X "Communication With Audit Committees," which include, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the accounting firm's conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

The Audit Committee has received the written disclosures from the independent registered public accounting firm required by Public Company Accounting Oversight Board (United States) (PCAOB) Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence" and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

                Michael Garnreiter, Chairman
                G.D. Madden, Member
                Donald A. Bliss, Member

The Nominating and Corporate Governance Committee

      Purpose, Functions, Composition, and Meetings.  The purposes of the Nominating and Corporate Governance Committee are to assist the Board of Directors in improving our corporate governance, to train members of the Board, to improve the Board's governance functions, and to assist us in obtaining the highest quality independent directors.  As more fully detailed in the Nominating and Governance Committee's charter, the primary functions of the committee include:

•	evaluating the composition of the Board and selecting and recommending nominees for election or re-election to the Board or for appointment to fill Board vacancies;

•	developing and implementing regular and emergency succession plans for our senior management positions; and

•
reviewing and developing policies or making recommendations concerning other aspects of our corporate governance, such as the Board's committee structure, our corporate governance guidelines, director training and evaluation programs, and potential conflicts of interest.

Mr. Lehmann, Ms. Munro, and Mr. Bliss currently serve on the Nominating and Corporate Governance Committee, and Mr. Bliss serves as Chairman.

All current members of the Nominating and Corporate Governance Committee are independent, as independence for nominating committee members is defined under applicable NYSE rules. In 2008, the Nominating and Corporate Governance Committee held one meeting.

The Nominating and Corporate Governance Committee met in March 2009 and approved the nomination of Gary J. Knight, G.D. Madden, and Kathryn Munro as Class II directors and recommended their election.  Each nominee is presently a director and has consented to stand for re-election.

Nominating and Corporate Governance Committee Charter.  A copy of the Nominating and Corporate Governance Committee's current charter is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com and is available in print to any shareholder who requests it.

Process for Identifying and Evaluating Director Nominees.  Director nominees are chosen by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they should be considered as candidates for membership on the Board of Directors. The Nominating and Corporate Governance Committee also accepts recommendations of director candidates from our other outside directors and our executive officers, advisors, and shareholders.  We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee reviews all candidate recommendations, including those properly submitted by shareholders, in accordance with the mandate contained in its charter.  The Nominating and Corporate Governance Committee assesses a candidate's judgment, integrity, independence, management or business skills and experience (particularly with public companies and companies in our industry or other industries related to our business), prominence and reputation in their profession, knowledge of corporate governance issues and Board functions, commitment to attend and actively participate in meetings and related Board activities, other commitments and responsibilities, and such other factors as the Nominating and Corporate Governance Committee determines are appropriate in light of our needs and the needs of the Board.  With regard to specific qualities and skills, the Nominating and Corporate Governance Committee believes it is necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NYSE Rule 303A.02; (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NYSE Rule 303A.07; and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K.

In addition to the qualifications and considerations described above, our corporate governance guidelines contain the following director eligibility criteria that impact the director nomination process:

•	a mandatory retirement age of 82 for all directors, subject to waiver by a majority of the Board;

•	director term limits of 20 years, following March 2, 2005, for all directors, subject to waiver by a majority of the Board;

•	no director may serve on more than five public company boards of directors, including our Board; and

•	our Chief Executive Officer may not serve on more than two other public company boards of directors in addition to our Board.

Consideration of Director Candidates Recommended by Shareholders.  The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders, provided that the following procedural requirements are satisfied.  Candidate recommendations should be mailed via certified mail, return receipt requested, and addressed to the Nominating and Corporate Governance Committee, Knight Transportation, Inc., c/o David A. Jackson – Secretary, 5601 West Buckeye Road, Phoenix, Arizona 85043.  To be considered, a shareholder recommendation must: (i) be received at least 120 days prior to the first anniversary of the date of the proxy statement for the prior year's Annual Meeting (by December 11, 2009 for director candidates to be considered for nomination for election at the 2010 Annual Meeting of Shareholders); (ii) contain sufficient background information, such as a resumé and references, to enable the Nominating and Corporate Governance Committee to make a proper judgment regarding the qualifications of the proposed nominee; (iii) be accompanied by a signed consent of the proposed nominee to serve as a director if elected  and a representation that such proposed nominee qualifies as "independent" under NYSE Rule 303A.02 or, if the proposed nominee does not qualify, a description of the reason(s) he or she is not "independent"; (iv) state the name and address of the person submitting the recommendation and the number of shares of our Common Stock owned of record or beneficially by such person; and (v) if submitted by a beneficial shareholder, be accompanied by evidence that the person making the recommendation beneficially owns shares of our Common Stock.

The Compensation Committee

Purpose, Functions, Composition, and Meetings.  The Compensation Committee reviews, analyzes, recommends, and approves all aspects of executive compensation.  As more fully outlined in the Compensation Committee's charter, the primary responsibilities of the Compensation Committee include:

•
reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer's performance in light of those objectives, and determining and approving the Chief Executive Officer's compensation based upon this evaluation;

•	reviewing and making recommendations to the Board regarding the compensation of our other executive officers;

•	reviewing and approving all forms of incentive compensation, including stock options and other stock-based awards to our executive officers; and

•	administering our equity compensation plan, as in effect from time-to-time.

During 2008, and as of the date hereof, Mr. Lehmann, Mr. Madden, and Ms. Munro, served on the Compensation Committee, and Ms. Munro served as Chairperson.  The Compensation Committee met three times in 2008.  See "Executive Compensation – Compensation Discussion and Analysis" for a discussion of, including the role the Compensation Committee and our executive officers have in implementing, our processes and procedures for recommending and setting executive and director compensation.

Compensation Committee Charter.  A copy of the Compensation Committee's current charter is available free of charge on the Shareholder Relations section of our website at http://www.knighttrans.com and is available in print to any shareholder who requests it.

Report of the Compensation Committee.  In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement. The Report of the Compensation Committee follows.

The Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                    Kathryn Munro, Chairperson
                    G.D. Madden, Member
                    Richard J. Lehmann, Member

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee have been, or are, one of our officers or employees.  During 2008, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors.  See "Certain Relationships and Related Transactions" for a description of certain transactions between us and our directors and executive officers, or their affiliates, and "Executive Compensation – Director Compensation" for a description of the compensation of the members of the Compensation Committee.

The Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors when the Board of Directors is not in session.  During 2008, and as of the date hereof, the Executive Committee was comprised of Messrs. Kevin Knight, Gary Knight, Bliss, and Ms. Munro.  Ms. Munro became a member of the Executive Committee in February 2008.  The Executive Committee did not meet during 2008.

Other Board and Corporate Governance Matters

Director Evaluation Program.  The Nominating and Corporate Governance Committee is responsible for developing and implementing a director evaluation program to measure the individual and collective performance of directors and the fulfillment of their responsibilities to our shareholders, including an assessment of the Board's compliance with applicable corporate governance requirements and identification of areas in which the Board might improve its performance.  The Nominating and Corporate Governance Committee also is responsible for developing and recommending to the Board of Directors for approval an annual self-evaluation process for the Board designed to assure that directors contribute to our corporate governance and to our performance.

Director Orientation and Training.  The Nominating and Corporate Governance Committee is responsible for developing and implementing an orientation program for new directors.  Under this program, we provide new, non-management directors a variety of materials to assist them in familiarizing themselves with our business, management structure, and operations and key legal, financial, risk management, and operational issues, as well as the policies, procedures, and responsibilities of the Board and its committees.  New, non-management directors also meet with members of our senior management and other non-management directors as part of their orientation.  We periodically provide materials to directors on various subjects to assist them in understanding our business and operations and in effectively discharging their duties.

Authority to Engage Advisors.  Each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee is conferred by its charter with explicit authority to engage its own independent advisors, including legal counsel.

Management Succession Planning.  The Board of Directors has adopted a management succession plan that identifies emergency and potential long-term successors to our Chief Executive Officer, President, Chief Financial Officer, and certain other key members of senior management. The Nominating and Corporate Governance Committee, following consultation with our Chief Executive Officer, is responsible for giving an annual report to the Board of Directors with regard to management succession planning.  After reviewing this report and consulting with the members of the Nominating and Corporate Governance Committee and the Chief Executive Officer, the Board of Directors makes any changes or updates to the management succession plan that it determines are appropriate.

Our Executive Officers and Certain Significant Employees

The following table sets forth, as of March 31, 2009, certain information regarding our executive officers (Kevin P. Knight, Gary J. Knight, Randy Knight, Keith T. Knight, David A. Jackson, and Casey Comen) and our significant employees (Michael K. Liu, Erick Kutter, Greg Ritter, Larry V. Knight, Clark Jenkins, and Bill Ramsey).

Name	Age	Position

Kevin P. Knight	52	Chairman of the Board and Chief Executive Officer

Gary J. Knight	57	Vice Chairman of the Board

Randy Knight	60	Vice Chairman of the Board

Keith T. Knight	54	Chief Operating Officer

David A. Jackson	33	Chief Financial Officer, Secretary, and Treasurer

Casey Comen	55	Executive Vice President of Sales

Michael K. Liu	36	President of Knight Transportation – Dry Van

Erick Kutter	41	President of Knight Refrigerated, LLC

Greg Ritter	50	President of Knight Brokerage, LLC

Larry V. Knight	47	President of Knight Intermodal, LLC

Clark Jenkins	50	Executive Vice President

Bill Ramsey	49	Senior Vice President of Business Development

Keith T. Knight has served as our Chief Operating Officer since May 2006.  Prior to his appointment as Chief Operating Officer, Mr. Knight served as our Executive Vice President from 1993 until May 2006, and has been one of our officers since 1990.  He served as a member of our Board of Directors from 1990 to 2004.  From 1977 until 1990, Mr. Knight was employed by Swift, where he was a Vice President and Manager of Swift's Los Angeles terminal.

David A. Jackson joined us in April 2000.  He has served as our Chief Financial Officer since January 2004, as our Treasurer since May 2006, and as our Secretary since November 2007.  Mr. Jackson served as our Corporate Purchasing Manager from April 2000 until July 2002, and as the Owner Operator Program Director from July 2002 until January 2004.

Casey Comen has served as our Executive Vice President of Sales since March 2004.  Prior to joining us, Mr. Comen was employed by Swift, where he most recently served as the Vice President of Sales and Marketing from 1997 through January 2004.

Michael K. Liu was appointed President of the Knight Transportation – Dry Van in April 2007.  Prior to his appointment as President of Knight Transportation – Dry Van, Mr. Liu served as a division manager for our Southern California Division since December 2003.  Mr. Liu also served as a training manager for our driver development department from January 2000 to December 2003.

      Erick Kutter joined us in February 1993.  He has served as the President of Knight Refrigerated, LLC, our asset-based refrigerated business, since July 2004.  Prior to his appointment as President of Knight Refrigerated, Mr. Kutter was responsible for opening our service centers in Katy, Texas, Kansas City, Kansas, and Atlanta, Georgia.  Mr. Kutter also served as the division manager of our service center in Indianapolis, Indiana from July 1998 to April 2001.

      Greg Ritter joined us in 2005.  He has served as the President of Knight Brokerage, LLC, our non-asset based brokerage business, since the opening of our brokerage business in 2005. He began his career in 1979 with C.H. Robinson Worldwide, where he was the branch manager for the Phoenix office for 18 years.

Larry V. Knight joined us in 1990.  He has served as the President of Knight Intermodal since February 2009.  Mr. Knight also serves as General Manager of the Southwestern United States - a position which he has held since 2004.  Mr. Knight served as an Area Manager from 1990 to 1994 and as Vice President of Driver Development from 1994 to 1998.  Mr. Knight became Vice President of Operations in 1998.  Mr. Knight’s extensive experience in the transportation industry began in 1986 when he was employed by Swift as a Driver Manager.

Clark Jenkins rejoined our company in 2008 as an Executive Vice President.  Mr. Jenkins served as our Secretary and Chief Financial Officer and was a member of our Board of Directors from 1991 to 2000.  From 2004 to 2008 Mr. Jenkins was the principal of CJC Transportation Specialists, a transportation consulting firm, and from 2000 to 2004 was a partner with HCH Transportation Advisors, a transportation consulting firm.  From 1986 to 1990 Mr. Jenkins was employed by Swift as a Vice President of Finance.

William "Bill" Ramsey joined us in April 2000 as part of the acquisition of Fastway Systems and has served as Senior Vice President of Business Development since October 2007.  Prior to this assignment, he served as General Manger of the South East from April 2007 thru October 2007.  Mr. Ramsey also served as our South West Regional Vice President from November 2006 to April 2007, and as Divisional Sales Manger and Division Manger in our Gulfport Division from April 2000 thru November 2006.

See "Proposal No. 1 – Election of Directors" for information concerning the business experience of Gary J. Knight and "Continuing Directors" for information concerning the business experience of Kevin P. Knight and Randy Knight.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities.  Our officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that during the 2008 fiscal year, all Section 16(a) filing requirements applicable to our directors, executive officers, and greater than 10% beneficial owners were complied with, except that G.D. Madden inadvertently failed to timely report on Form 4 the purchase of shares, which occurred in October 2008.  This transaction was reported in a subsequent filing.  Copies of Section 16(a) forms that our directors and executive officers file with the SEC are accessible through the Shareholder Relations section of our website at http://www.knighttrans.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy of Compensation

The Compensation Committee oversees all of our executive officer compensation arrangements.  The Compensation Committee has the responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation.  The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances.  In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executives' interests with the interests of our shareholders.  The Compensation Committee also reviews and approves all forms of incentive compensation, including stock option grants, stock grants, and other forms of incentive compensation granted to our executive officers.  The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.

We believe that the quality, skills, and dedication of our executive officers are critical factors affecting our long-term value and success.  Our primary executive compensation goals include attracting, motivating, and retaining qualified executive officers who create long-term value for our shareholders.  We seek to accomplish these goals by rewarding past performance, incentivizing future performance, and aligning our executive officers' long-term interests with those of our shareholders.  Our compensation program is designed to reward our executive officers for individual performance, years of experience, contributions to our financial success, and creation of shareholder value.  Our compensation philosophy is to provide overall compensation levels that (i) attract and retain talented executives and motivate those executives to achieve superior results, (ii) align executives' interests with our corporate strategies, our business objectives, and the long-term interests of our shareholders, and (iii) enhance executives' incentives to increase our stock price and maximize shareholder value.  In addition, we strive to ensure that our compensation, particularly salary compensation, is consistent with our constant focus on controlling costs.  Our primary strategy for building senior management depth has been to develop personnel from within our company to ensure that our executive team as a whole remains dedicated to our customs, practices, and culture, recognizing, however, that we may gain talent and new perspectives from external sources.  Accordingly, in many instances we build our compensation elements around long-term retention and development, together with annual rewards based on specific focus areas.

Elements of Compensation

    Our compensation program for senior executive officers has two major elements, fixed and incentive compensation.  The total compensation for senior executive officers, including the amed Executive Officers (as defined below), consists of one or more of the following components: (i) base salary, (ii) incentive compensation, which may include a performance-based annual cash bonus, a discretionary annual cash bonus, and long-term equity incentives in the form of stock options and other stock-based awards or grants, (iii) other compensation, including specified perquisites, and (iv) employee benefits, which are generally available to all of our employees.

    The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding an executive's total compensation, the Compensation Committee considers whether the total compensation is (i) fair and reasonable to us, (ii) internally appropriate based upon our culture, goals, initiatives, and the compensation of our other employees, and (iii) within a reasonable range of the compensation afforded by other opportunities, overall economic conditions, and our recent historical performance.  The Compensation Committee also bases its decisions regarding compensation upon its assessment of factors such as the executive's leadership, integrity, individual performance, prospect for future performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial results, the creation of shareholder value, and current and past compensation.  In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation.  Consistent with our need to control costs and our desire to recognize our executives' performance where such recognition is warranted, the Compensation Committee historically has attempted to keep base salaries relatively low and weight overall compensation toward incentive cash and equity-based compensation.  The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value.  The Compensation Committee also considers the tax consequences associated with each element of compensation, including whether the deductibility of compensation is expected to be limited under Section 162(m) of the Internal Revenue Code.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Compensation Committee, the Compensation Committee's general understanding of compensation levels at public companies, and the historical compensation levels of the executive officers, and, with respect to executives other than the CEO, we consider the recommendations of the CEO.  We generally do not rely on rigid formulas (other than performance measures under our annual cash bonus program) or short-term changes in business performance when setting compensation.

The following summarizes the compensation elements we used to motivate and retain our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers, for the fiscal year ended December 31, 2008 (collectively, the "Named Executive Officers").

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract and retain highly qualified executives, but not at a level that allows the executives to achieve the overall compensation they desire.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executives to focus their attention and efforts on our business objectives, which includes creating shareholder value.  In determining base salaries, we consider the executive's current salary and the executive's qualifications and experience, including, but not limited to, the executive's length of service with us, the executive's industry knowledge, and the executive's leadership, integrity, scope of responsibilities, dedication to us and our shareholders, past performance, and future potential of providing value to our shareholders.  We do not formally benchmark salary or total executive compensation against the executive compensation of any other company or group of companies.  From time to time, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization in general in order to obtain a broad understanding of such companies' compensation practices.  We set our base salaries at a level that allows us to pay a portion of an executive officer's total compensation in the form of incentive compensation (including annual cash bonuses and long-term incentives) and perquisites.  We believe this mix of compensation helps us incentivize our executives to maximize shareholder value in the long run.  We consider adjustments to base salaries annually to reflect the foregoing factors but do not apply a specific weighting to such factors.

Incentive Compensation

Performance-Based Annual Cash Bonuses

On December 21, 2005, our shareholders approved and ratified our 2005 Executive Cash Bonus Plan ("Cash Bonus Plan").  We use our Cash Bonus Plan to provide annual incentives to executive officers in a manner designed to (i) link increases in compensation to increases in our income in order to reinforce cost controls, (ii) reinforce our performance goals, and (iii) link a significant portion of our executives' compensation to the achievement of such goals.  We also use the Cash Bonus Plan to preserve for our benefit a federal tax deduction for payments of incentive compensation to our executive officers.  Cash bonuses are designed to reward executive officers for their contributions to our financial and operating performance and are based primarily upon our financial results and certain operating statistics that the Compensation Committee identifies each year as being important to our success.

Under the Cash Bonus Plan, the Compensation Committee is required to set, for each executive officer, one or more objective performance targets.  The annual cash bonus amount awarded to each executive officer is primarily dependent upon us reaching or exceeding specified, objective performance targets.  Performance targets may be based on the attainment of specified levels of one or any variation or combination of the factors listed in the Cash Bonus Plan.  Corporate performance targets typically have related to profitability and growth to align cash compensation payments with our performance and the creation of shareholder value.  Additionally, individual performance targets may be based on the successful implementation of corporate policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility.  The Compensation Committee sets the specific performance targets for each executive officer after engaging in active dialog with our CEO concerning our strategic objectives and performance and reviewing the appropriateness of the financial measures used in the Cash Bonus Plan.

The Compensation Committee also administers a discretionary cash bonus program ("Discretionary Cash Bonus Program") for achievements in leadership, innovation, initiative, and other non-objective performance indicia outside the Cash Bonus Plan.  These awards are made on a discretionary basis and are unrelated to the attainment of the Cash Bonus Plan's objective performance criteria.  An award under the Discretionary Cash Bonus Program may not be used to make up an award that was not earned under the Cash Bonus Plan's objective performance criteria.

Concurrently with establishing the performance targets, the Compensation Committee also establishes a maximum cash bonus award opportunity for each executive officer, typically expressed as a percentage of salary.  For 2008, the maximum bonus target was 60% of salary for our CEO and ranged from 30% to 40% for our other Named Executive Officers.  Our Cash Bonus Plan contains an annual maximum cash bonus limitation of $2.0 million for any participant, but the maximum award approved for any executive has never exceeded $354,000.  In determining an executive officer's maximum cash bonus opportunity, the Compensation Committee considers (i) the value that achieving specific performance targets will add to our shareholders, (ii) the degree of difficulty in achieving specific performance targets, and (iii) each of the other elements comprising the executive's total compensation.  When calculating the cash bonus earned by an executive officer under the Cash Bonus Plan, the Compensation Committee may, in its sole discretion, exercise negative discretion to eliminate or reduce the size of a bonus if the Compensation Committee determines such action is appropriate but may not increase a bonus above the executive's maximum cash bonus opportunity.  Further, the Compensation Committee is required to certify, prior to payment of a bonus under the Cash Bonus Plan, that the executive officer achieved the respective performance targets underlying the cash bonus.  Under a policy adopted by the Compensation Committee in 2008, two-thirds of a Named Executive Officer's total cash bonus opportunity will be determined under the Cash Bonus Plan and one-third is subject to discretionary awards made by the Compensation Committee under the Discretionary Cash Bonus Program, after taking into account the recommendations of the CEO (except with respect to his own bonus) and such non-objective criteria described above.

Long-Term Incentives

On December 21, 2005, our shareholders approved and ratified our Amended and Restated 2003 Stock Option Plan (as further amended by approval of our shareholders, the "2003 Stock Option Plan").  The 2003 Stock Option Plan is a broad-based equity compensation plan that we use to accomplish our compensation goals by providing our executive officers with long-term incentives.  We also use the 2003 Stock Option Plan to align our executives' and shareholders' long-term interests by creating a strong, direct link between executive compensation and shareholder return.

    The 2003 Stock Option Plan allows the Compensation Committee to link compensation to performance over a period of time by using equity-based awards, which often value a company's long-term prospects, requiring holding periods for equity grants, and granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as stock options or restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance.  Awards with multiple-year vesting schedules create incentive for executive officers to increase shareholder value over an extended period of time because the value received from such awards is based on the growth of the stock price above the grant price.  Such awards also incentivize executives to remain with us over an extended period of time.  Thus, we believe the 2003 Stock Option Plan is an effective way of aligning the interests of our executive officers with those of our shareholders.

Under the 2003 Stock Option Plan, the Compensation Committee may grant stock options or award restricted stock as forms of executive officer compensation.  To date, the Compensation Committee has only awarded stock options to our Named Executive Officers under the 2003 Stock Option Plan because the Committee believes that stock options have historically been an effective means of incentivizing our executive officers to work toward, and rewarding them for, increasing shareholder value.  Historically the Compensation Committee has preferred stock options as a method of equity compensation, rather than restricted stock, because we have over 900 participants in our stock option program and the Compensation Committee believed there was value in maintaining a consistent incentive throughout the organization.  However, over the past several years the Compensation Committee has noted a trend among public companies toward some level of restricted stock grants.  In addition, the Compensation Committee believes that stock appreciation rights may have advantages in some circumstances.  In the future, the Compensation Committee may draw upon all available types of awards in order to have a balanced and effective incentive plan.  Additional information concerning the 2003 Stock Option Plan and our intentions to issue restricted stock and stock appreciation rights is set forth below under Proposal No. 3.

The Compensation Committee considers several factors when determining the number of options to award to our executive officers, including (i) the recommendations of our CEO (excepts as to his own awards); (ii) the value of the grant in relation to other elements of total compensation; (iii) the number and type of equity grants currently held by the executive; (iv) the number and type of awards granted to the executive in prior years; and (v) the executive's position, scope of responsibility, ability to affect our profits, ability to create shareholder value, and historic and recent performance.  The Compensation Committee also has approved a policy whereby the primary grant of equity awards to our Named Executive Officers will be made on the date of the Annual Meeting of Shareholders.

Other Compensation

We provide our Named Executive Officers with certain other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program.  We believe that these benefits generally allow our executives to work more efficiently.  The costs of these benefits generally constitute only a small percentage of each executive's total compensation, with the exception being the air travel allowance for our CEO as described below.  In setting the amount of these benefits, the Compensation Committee considers each executive's position and scope of responsibilities and all other elements comprising the executive's compensation.

Employee Benefits

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as our 401(k) Plan and medical, dental, and group life insurance plans, in each case on the same basis as our other employees.

Compensation Paid to Our Named Executive Officers

Compensation Paid to Our Chief Executive Officer

Mr. Kevin Knight has been our CEO since 1993 and has served as Chairman of the Board since 1999.  Since Mr. Knight became our CEO, we have achieved considerable growth in revenue, earnings, and market value.  We have been named to Forbes Magazine's list of the "200 Best Small Companies in America" for fourteen consecutive years and Mr. Knight has managed our growth and development during that time.  In discussions with Mr. Knight, the Compensation Committee determined that the following items were most important to motivating continued performance from Mr. Knight, as the CEO:  (i) a base salary that is commensurate with his level of responsibility and commitment to us, but not so high that it would undermine our cost-control culture; (ii) a significant amount of equity compensation to align Mr. Knight's compensation with increasing shareholder value; and  (iii) a travel allowance that would permit use of private aircraft at Mr. Knight's discretion to manage our expansive geographic presence without unduly affecting his availability for business or his lifestyle.  Mr. Knight does not participate in the determination of his own compensation. However, effective August 1, 2008, Mr. Knight voluntarily reduced his salary by $300,000 annually from $590,000 to $290,000 based on the difficult operating environment in which we would be operating during the remainder of 2008 and his commitment to our financial performance.

    For 2008, the Compensation Committee also approved a maximum performance-based cash bonus opportunity under which Mr. Kevin Knight was eligible to receive a cash bonus of up to 60% of his base salary, two-thirds of which was to be paid under the Cash Bonus Plan (the "Bonus Plan Compensation") and one-third of which was to be paid under the Discretionary Cash Bonus Program based upon the Compensation Committee's evaluation of Mr. Knight's performance (the "Discretionary Bonus Compensation"). The percentage of salary assigned to Mr. Knight's potential bonus was based on the Compensation Committee's evaluation of (i) the magnitude of Mr. Knight's ability to impact corporate performance based on his responsibilities, (ii) the composition of Mr. Knight's total compensation package, including the fact that his salary remained constant for 2007 and was set to remain constant for 2008 (however, Mr. Knight voluntarily reduced his salary in August 2008), and (iii) our long-term profitability and earnings goals.  Mr. Knight's potential bonus as a percentage of his salary was greater than the other Named Executive Officer's because the Compensation Committee believed that, based upon his responsibilities, Mr. Knight had a greater ability to impact corporate performance than the other Named Executive Officers.

In connection with the maximum performance-based cash bonus opportunity described above, the Compensation Committee set performance targets related to earnings growth compared with earnings in 2007 and annual consolidated operating ratio (the "2008 Performance Targets").  One-third of the maximum bonus opportunity was tied to earnings growth and one-third was tied to achieving the target operating ratio.  The 2008 Performance Target range for earnings growth was from 20% target bonus achievement at zero earnings growth to 100% bonus target achievement at 10% earnings growth.  The 2008 Performance Target for operating ratio was 86.5%.  However, there was an override feature such that 7.5% earnings per share growth (as opposed to earnings growth) would result in 100% achievement of the 2008 Performance Targets.  Given the economic environment at the date the targets were adopted, the Compensation Committee viewed the 2008 Performance Targets as reflecting a range of performance that was achievable but uncertain, with the upper end of the range reflecting a significant accomplishment. The 2008 Performance Targets did not reflect any view of ours concerning earnings expectations for the year.  The 2008 Performance Targets were recommended by Mr. Knight and approved by the Compensation Committee.

In addition to the 2008 Performance Targets and pursuant to the Discretionary Cash Bonus Program, the Compensation Committee also had the discretion to award Mr. Kevin Knight up to one-third of the cash bonus opportunity based upon, among other things, his leadership, ability to influence others, dedication, integrity, creativity, and the promotion of our business.

The Compensation Committee met in February 2009 to discuss and review the 2008 Performance Targets for Mr. Kevin Knight.  The Committee reviewed the foregoing policies, our financial and operating performance, and the 2008 Performance Targets with Mr. Knight and the Chief Financial Officer.  Due to the difficult economic and freight environment, the Compensation Committee determined that the 2008 Performance Targets were only partially achieved.  Specifically, the Compensation Committee determined that the operating ratio target was achieved but the earnings growth target was not.  Accordingly, the Compensation Committee awarded Mr. Knight $118,000 as Bonus Plan Compensation.  With respect to Discretionary Bonus Compensation, Mr. Knight recommended to the Compensation Committee that his Discretionary Bonus Compensation should be nominal for 2008 based on the difficult operating conditions and sacrifices being made by others at our company.  The Compensation Committee reviewed Mr. Knight's performance for the Discretionary Bonus Compensation and concluded that Mr. Knight's performance was exemplary and above expectations.  However, based upon Mr. Knight's recommendation, the Compensation Committee set Mr. Knight's Discretionary Bonus Compensation at $8,000.

On May 20, 2008, after considering the number of options granted to Mr. Kevin Knight in prior years and Mr. Knight's position, scope of responsibility, ability to affect our profits, ability to create shareholder value, and historic and recent performance, as described above, the Compensation Committee granted Mr. Knight an option to purchase 75,000 shares our Common Stock, with an exercise price equal to the fair market value of the underlying Common Stock on the date of the grant.

During 2008, we also paid a pre-determined amount for the business-related air travel of Mr. Kevin Knight, in his role as our CEO.  Mr. Knight used the allowance for all of his business-related air travel, whether commercial or charter.  With over 30 locations across the United States and numerous acquisitions, investor, supplier, industry, and other destinations, Mr. Knight was, and continues to be, required to travel by air frequently to carry out his responsibilities. Some of this travel involved a personal component, although we believe the personal component is immaterial compared to the business-related travel.  The Compensation Committee believes that the air travel allowance was reasonable because it enhances Mr. Knight's ability to carry out his responsibilities as CEO.  The Compensation Committee also desired to avoid the complications of allocating business versus personal travel expenses on trips with more than one function.  Thus, Mr. Knight's entire air travel allowance was included as compensation, with any excess being payable personally by him.  In May 2008, the Compensation Committee increased Mr. Knight's air travel allowance from $200,000 per year to $250,000 per year.  During 2008, Mr. Knight also received a cash vehicle allowance of approximately $17,000.  Both the air travel allowance and the vehicle allowance are included in the "All Other Compensation" column of the Summary Compensation Table.

In 2008, in addition to providing medical, dental, and group life insurance to Mr. Kevin Knight, we also contributed $850, which represents our maximum matching discretionary contribution per participant, to the 401(k) Plan of Mr. Knight.  We report the 401(k) contribution in the "All Other Compensation" column in the Summary Compensation Table.

Compensation Paid to Our Other Named Executive Officers

For all Named Executive Officers, other than our CEO, the form and amount of compensation was recommended by the CEO.  As discussed above, the Compensation Committee relied on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at public companies to determine that the CEO's recommendations with respect to the compensation levels and forms were appropriate for 2008.  The form of compensation was consistent with past years, with compensation consisting primarily of salary, cash bonus based on the achievement of certain financial and operating goals established through consultation with the Compensation Committee during the first quarter of the year cash bonus based on certain subjective criteria, and equity compensation in the form of stock options.  For each of the Named Executive Officers, the Compensation Committee considered, among other things, our financial and operating results during 2007 and 2008, the duties and responsibilities of each executive, and the length of time each executive has been with us as further described in each executive's biography found herein.

In May 2008, after reviewing our financial performance for the fiscal year ended December 31, 2007, considering our compensation philosophy and the guidelines described above, recognizing the difficult economic environment that the Compensation Committee believed we would be operating in throughout 2008, and receiving the recommendation of the CEO, the Compensation Committee determined not to increase the base salaries of our Named Executive Officers, other than approving a $25,000 increase to Mr. Jackson's annual salary to $180,000 annually.  The Compensation Committee approved the salary increase for Mr. Jackson based on the Compensation Committee's determination that his salary was low compared to similarly situated executives and in recognition of the time commitment and responsibilities attendant to the position of Chief Financial Officer.  The Compensation Committee also believed that the relatively large percentage increase to Mr. Jackson's salary was justified by a low salary in prior years.

    Effective August 1, 2008, Messrs. Keith Knight and Gary Knight voluntarily reduced their salaries by $100,000 annually from $350,000 to $250,000 and $227,500 to $127,500, respectively, and Mr. Comen voluntarily reduced his salary by $25,000 annually from $265,000 to $240,000.  The voluntary salary reductions by these Named Executive Officers were based on the difficult operating environment in which we would be operating during the remainder of 2008 and their commitment to our financial performance.

For 2008, the Compensation Committee also approved a maximum performance-based cash bonus opportunity under which each of Messrs. Jackson, Gary Knight, and Comen was eligible to receive a cash bonus of up to 30% of his base salary and Mr. Keith Knight was eligible to receive a cash bonus of up to 40% of his base salary.  Two-thirds of each Named Executive Officer's cash bonus was to be paid under the Cash Bonus Plan (the "Bonus Plan Compensation") and one-third of each Named Executive Officer's cash bonus was to be paid under the Discretionary Cash Bonus Program based upon the Compensation Committee's evaluation of each Named Executive Officer's performance (the "Discretionary Bonus Compensation"). The percentage of salary assigned to each Named Executive Officer was based on the CEO's recommendation and the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the Named Executive Officer's responsibilities at the time, (ii) the composition of the respective Named Executive Officer's total compensation package, and (iii) our long-term profitability and earnings goals.  Except for Mr. Keith Knight's cash bonus opportunity, the cash bonus opportunity (as a percentage of base salary) for each Named Executive Officer did not change from 2007 compared to 2008.  The Compensation Committee increased Mr. Keith Knight's cash bonus opportunity from 30% to 40% of his base salary for 2008 compared to 2007 in light of Mr. Keith Knight's expanding responsibilities as our Chief Operating Officer and his increasing ability to affect our performance.

In connection with the maximum performance-based cash bonus opportunities described above, the Compensation Committee set performance targets related to earnings growth compared with earnings in 2007 and annual consolidated operating ratio.  One-third of the maximum bonus opportunity was tied to earnings growth and one-third was tied to achieving the target operating ratio. The 2008 Performance Target range for earnings growth was from 20% target bonus achievement at zero earnings growth to 100% bonus target achievement at 10% earnings growth.  The 2008 Performance Target for operating ratio was 86.5%.  However, there was an override feature such that 7.5% earnings per share growth (as opposed to earnings growth) would result in 100% achievement of the 2008 Performance Targets.  Given the economic environment at the date the targets were adopted, the Compensation Committee viewed the 2008 Performance Targets as reflecting a range of performance that was achievable but uncertain, with the upper end of the range reflecting a significant accomplishment. The 2008 Performance Targets did not reflect any view of ours concerning earnings expectations for the year.  The 2008 Performance Targets were recommended by the CEO and approved by the Compensation Committee.

In addition to the 2008 Performance Targets and pursuant to the Discretionary Cash Bonus Program, the Compensation Committee also had the discretion to award each Named Executive Officer, after taking into account the CEO's recommendations, up to one-third of the cash bonus opportunity based upon, among other things, the executive's leadership, ability to influence others, dedication, integrity, creativity, and the promotion of our business.

The Compensation Committee met in February 2009 to discuss and review the 2008 Performance Targets for the Named Executive Officers.  The Compensation Committee reviewed the foregoing policies, our financial and operating performance, and the 2008 Performance Targets with the CEO.  Due to the difficult economic and freight environment, the Compensation Committee determined the 2008 Performance Targets were only partially achieved.  Specifically, the Compensation Committee determined that the operating ratio target was achieved but the earnings growth target was not.  Accordingly, the Compensation Committee awarded Messrs. Keith Knight, Gary Knight, Jackson, and Comen $46,550, $22,750, $18,000, $26,500, respectively, as Bonus Plan Compensation.  Based upon each Named Executive Officer's (other than the CEO's) performance and ongoing commitment to our company, the CEO recommended that the Named Executive Officers (other than the CEO) receive the full Discretionary Bonus Compensation.  Accordingly, the Compensation Committee also awarded an amount equal to the Bonus Plan Compensation for each of them in Discretionary Bonus Compensation, based upon the Compensation Committee's consideration of our overall financial performance in the context of an extremely difficult operating environment and the CEO's recommendation.

Additionally and at the recommendation of the CEO, in March 2008 the Compensation Committee made a special discretionary cash bonus of $9,700 and $2,750 and a special option grant of 9,304 shares and 10,000 shares to Messrs. Jackson and Comen, respectively.  The bonuses and options were given in recognition of the services Messrs. Jackson and Comen provided during the first quarter of 2008 and were paid outside of our Cash Bonus Plan.  Particularly, the bonuses and options were meant to recognize Messrs. Jackson and Comen for the contributions each of them made during the first quarter of 2008 in helping us respond to the recession in the freight market.

In May 2008, after considering the number of options granted to each of the Named Executive Officers, other than the CEO, in prior years and each executive's position, scope of responsibility, ability to affect our profits, ability to create shareholder value, and historic and recent performance, the Compensation Committee granted (i) Mr. Jackson an option to purchase 20,000 shares our Common Stock, (ii) Mr. Keith Knight an option to purchase 40,000 shares our Common Stock, (iii) Mr. Gary Knight an option to purchase 15,000 shares our Common Stock, and  (iv) Mr. Comen an option to purchase 15,000 shares our Common Stock.  Each of the foregoing option grants has an exercise price equal to the fair market value of the underlying Common Stock on the date of the grant.  Mr. Keith Knight's relatively higher stock option grant was in recognition of his role as our Chief Operating Officer and the responsibilities attendant with that position and as an additional incentive for him to use his position to seek opportunities to create shareholder value.

Except for as described above with respect to the CEO, we did not pay for the personal air travel of any of our other executive officers, including our other Named Executive Officers. However, similar to our CEO, our other Named Executive Officers receive a vehicle allowance.  In 2008, in addition to providing medical, dental, and group life insurance to our Named Executive Officers, we also contributed $850, which represents our maximum matching discretionary contribution per participant, to the 401(k) Plan of each Named Executive Officer.  We report the vehicle allowance and the 401(k) contribution in the "All Other Compensation" column in the Summary Compensation Table.

Compensation Decisions with Respect to 2009

In January 2009, Mr. Kevin Knight voluntarily reduced his annual air travel allowance by $100,000, from $250,000 to $150,000 in recognition of the difficult operating conditions we were facing.  Further, as of the date hereof Messrs. Kevin Knight, Keith Knight, Gary Knight, and Comen have continued their voluntary salary reductions which became effective in 2008.

    For 2009, the Compensation Committee also approved maximum performance-based cash bonus opportunities under which (i) Mr. Kevin Knight is eligible to receive a cash bonus of up to 60% of his base salary; (ii) Mr. Keith Knight is eligible to receive a cash bonus of up to 40% of his base salary; and (iii) each of Messrs. Gary Knight, Jackson, and Comen is eligible to receive a cash bonus of up to 30% of his base salary.  As in 2007 and 2008, the percentage of salary assigned to each Named Executive Officer is based on the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the Named Executive Officer's responsibilities at the time, (ii) the composition of the respective Named Executive Officer's total compensation package, and (iii) our long term profitability and earnings goals.  As in 2008, two-thirds of each Named Executive Officer's cash bonus will be paid under the Cash Bonus Plan and one-third will be paid under the Discretionary Cash Bonus Program, based upon the CEO's recommendations and upon, among other things, the executive's leadership, ability to influence others, dedication, integrity, creativity, and the promotion of our business.

In connection with the maximum performance-based cash bonus opportunities described above, the Compensation Committee set performance targets related to the change in earnings compared with earnings in 2008 and annual consolidated operating ratio (the "2009 Performance Targets").  One-third of the maximum bonus opportunity is tied to the change in earnings and one-third is tied to achieving the target operating ratio.  The 2009 Performance Target range for earnings is from 20% target bonus achievement at a negative 7.5% change in earnings to 100% bonus target achievement at 2.5% earnings growth.  The 2009 Performance Target for consolidated operating ratio is 87.0%.  However, there is an override feature such that achievement of earnings per share growth for 2009 in excess of earnings per share for 2008 (as opposed to earnings growth) will result in 100% achievement of the 2009 Performance Targets.  Given the economic and freight environment at the date the targets were adopted, the Compensation Committee viewed the 2009 Performance Targets as reflecting a range of performance that is achievable but uncertain, with the upper end of the range reflecting a significant accomplishment. The 2009 Performance Targets do not reflect any view of ours concerning earnings expectations for the year.  The 2009 Performance Targets were recommended by the CEO and approved by the Compensation Committee.

Employment Agreements

We currently do not have any employment contracts, severance agreements, change-of-control agreements, or other arrangements with our executive officers, including our Named Executive Officers, that provide for payment or benefits to any executive officer at, following, or in connection with a change in control, a change in an executive officer's responsibilities, or an executive officer's termination of employment, including resignation, severance, retirement, or constructive termination.

Summary Compensation Table

The following table sets forth information concerning the total compensation for fiscal year 2008 awarded to, earned by, or paid to those persons who were, at December 31, 2008, (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) our three other most highly compensated executive officers with total compensation exceeding $100,000 for the fiscal year ended December 31, 2008 (collectively, the "Named Executive Officers").

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Options Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Kevin P. Knight, Chairman and Chief Executive Officer	2008 2007 2006	463,077 590,000 568,462	8,000 - -	392,385 286,247 210,482	118,000 45,000 354,000	246,175 218,840 196,833	1,227,637 1,140,087 1,329,777
David A. Jackson, Chief Financial Officer	2008 2007 2006	169,135 145,221 118,500	27,700 - -	110,952 90,006 68,393	18,000 10,292 39,750	850 850 850	326,637 246,369 227,493
Keith T. Knight, Chief Operating Officer	2008 2007 2006	299,000 327,827 328,961	46,550 - -	209,995 160,421 124,690	46,550 21,912 97,500	16,035 16,450 850	618,130 526,610 552,001
Gary Knight, Vice Chairman(4)	2008 2007 2006	185,192 227,500 -	22,750 - -	130,055 112,961 -	22,750 15,106 -	13,010 13,210 -	373,757 368,777 -
Casey Comen, Vice President of Sales	2008 2007 2006	252,250 260,000 255,692	29,250 - -	307,095 201,212 94,341	26,500 17,264 78,000	12,744 12,934 12,934	627,839 491,410 440,967

(1)	Effective August 1, 2008, Messrs. Kevin Knight, Keith Knight, Gary Knight, and Comen voluntarily reduced their salaries by $300,000, $100,000, $100,000, and $25,000, respectively.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008, 2007, and 2006 fiscal years for the fair value of stock options granted in those years, as well as prior fiscal years, in accordance with SFAS 123R.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to the 2008 grants, refer to note 8 of our financial statements as provided in the Form 10-K for the year-ended December 31, 2008, as filed with the SEC.  For information on the valuation assumptions with respect to grants made prior to 2008, refer to the notes of our financial statements as provided in the Form 10-K for the respective year-end.  These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(3)	See the All Other Compensation Table for additional information.
(4)	Mr. Gary Knight was not a Named Executive Officer during 2006.

All Other Compensation Table

The following table describes, for 2008, each component of the "All Other Compensation" column in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits(1) ($)	Contributions to Retirement and 401(k) Plans ($)	Total ($)
Kevin P. Knight	2008	245,325	850	246,175
David A. Jackson	2008	-	850	850
Keith T. Knight	2008	15,185	850	16,035
Gary Knight	2008	12,160	850	13,010
Casey Comen	2008	11,894	850	12,744

(1)
This column represents the total amount of perquisites and other personal benefits provided to the Named Executive Officer, if the aggregate of such benefits were equal to or exceeded $10,000.  For Mr. Kevin Knight, $228,269 of this amount represents a cash air travel allowance and the remainder represents a cash vehicle allowance.  For each of the other Named Executive Officers, this amount includes compensation for a cash vehicle allowance.

Narrative to Summary Compensation Table

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during 2008.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Kevin P. Knight	05/22/2008	75,000(1)	17.29	464,250
David A. Jackson	02/29/2008 05/22/2008	9,304(2) 20,000(1)	14.79 17.29	48,195 123,800
Keith T. Knight	05/22/2008	40,000(1)	17.29	247,600
Gary Knight	05/22/2008	15,000(1)	17.29	92,850
Casey Comen	02/29/2008 05/22/2008	10,000(2) 15,000(3)	14.79 17.29	51,800 92,850

(1)	20% of these options vested on December 31, 2008, with the remaining options vesting 5% per calendar quarter thereafter and becoming fully vested on December 31, 2012.
(2)	20% of these options will vest on February 28, 2011, with the remaining options vesting 20% per calendar year thereafter and becoming fully vested on February 28, 2015.
(3)	These options vested in full on March 1, 2009.
(4)	This column represents the exercise price for the stock options granted, which was the closing price of our stock on the grant date.
(5)
This column represents the grant date fair value of the stock options under SFAS 123R granted to the Named Executive Officers in 2008.  The fair value was calculated using the Black Scholes value of approximately $5.18 for options granted on February 29, 2008, and $6.19 for options granted on May 22, 2008.  The fair value of the option awards are accounted for in accordance with SFAS 123R.  For additional information on the valuation assumptions, refer to note 8 of our financial statements in the Form 10-K for the year-ended December 31, 2008, as filed with the SEC.  These amounts reflect our accounting expense to be recognized over the vesting period of the options awarded, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

Narrative to Grants of Plan-Based Awards

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of (i) the performance targets related to payment of annual incentives, and (ii) the options that we awarded during the year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all stock option grants held by our Named Executive Officers as of December 31, 2008.  All outstanding equity awards are in shares of our Common Stock.

Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Kevin P. Knight	08/06/2004 08/19/2005 05/24/2006 05/24/2007 05/22/2008	67,500 750,000 45,000 18,000 15,000	- - 30,000 27,000 60,000	12.57 15.68 18.44 18.23 17.29	08/05/2014 08/18/2015 05/23/2016 05/23/2017 05/21/2018
David A. Jackson	03/01/2001 09/18/2001 06/05/2002 08/07/2003 08/06/2004 05/16/2005 05/24/2006 05/24/2007 02/29/2008 05/22/2008	5,063 3,375 3,375 2,363 7,500 12,000 9,000 5,000 - 4,000	- - - 1,575 - 3,000 6,000 7,500 9,304 16,000	4.40 4.89 8.44 11.44 12.57 15.53 18.44 18.23 14.79 17.29	02/28/2011 09/17/2011 06/04/2012 08/06/2013 08/05/2014 05/15/2015 05/23/2016 05/23/2017 02/27/2018 05/21/2018
Keith T. Knight	08/06/2004 08/19/2005 05/24/2006 05/24/2007 05/22/2008	22,500 24,000 18,000 8,000 8,000	- 6,000 12,000 12,000 32,000	12.57 15.68 18.44 18.23 17.29	08/05/2014 08/18/2015 05/23/2016 05/23/2017 05/21/2018
Gary Knight	08/06/2004 08/19/2005 05/24/2006 05/24/2007 05/22/2008	22,500 18,000 9,000 5,000 3,000	- 4,500 6,000 7,500 12,000	12.57 15.68 18.44 18.23 17.29	08/05/2014 08/18/2015 05/23/2016 05/23/2017 05/21/2018
Casey Comen	03/01/2004 03/01/2005 05/16/2005 05/24/2006 05/24/2007 02/29/2008 05/22/2008	37,500 11,250 1,500 6,666 6,250 - -	18,750 3,750 6,000 3,334 6,250 10,000 15,000	11.03 18.09 15.53 18.44 18.23 14.79 17.29	02/28/2014 02/28/2015 05/15/2015 05/23/2016 05/23/2017 02/27/2018 05/21/2018

(1)	See the Vesting Schedule Table below for the vesting date of options held at fiscal year end by the Named Executive Officers.

Vesting Schedule Table

The following table describes the vesting schedule as of December 31, 2008, for each unexercisable option listed in the Outstanding Equity Awards at Fiscal Year-End Table.

Name	Option Grant Date	Option Awards Vesting Schedule
Kevin P. Knight	05/24/2006	20% vested December 31, 2006, and 5% vests at the end of each calendar quarter beginning March 2007.
	05/24/2007	20% vested December 31, 2007, and 5% vests at the end of each calendar quarter beginning March 2008.
	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each calendar quarter beginning March 2009.
David A. Jackson	08/07/2003	20% vests each year beginning August 7, 2006.
	05/16/2005	20% vested December 31, 2005, and 5% vests at the end of each calendar quarter beginning March 2006.
	05/24/2006	20% vested December 31, 2006, and 5% vests at the end of each calendar quarter beginning March 2007.
	05/24/2007	20% vested December 31, 2007, and 5% vests at the end of each calendar quarter beginning March 2008.
	02/29/2008	20% vests each year beginning February 28, 2011.
	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each calendar quarter beginning March 2009.
Keith T. Knight	08/19/2005	20% vested December 31, 2005, and 5% vests at the end of each calendar quarter beginning March 2006.
	05/24/2006	20% vested December 31, 2006, and 5% vests at the end of each calendar quarter beginning March 2007.
	05/24/2007	20% vested December 31, 2007, and 5% vests at the end of each calendar quarter beginning March 2008.
	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each calendar quarter beginning March 2009.
Gary Knight	08/19/2005	20% vested December 31, 2005, and 5% vests at the end of each calendar quarter beginning March 2006.
	05/24/2006	20% vested December 31, 2006, and 5% vests at the end of each calendar quarter beginning March 2007.
	05/24/2007	20% vested December 31, 2007, and 5% vests at the end of each calendar quarter beginning March 2008.
	05/22/2008	20% vested December 31, 2008, and 5% vests at the end of each calendar quarter beginning March 2009.
Casey Comen	03/01/2004	33% vests each year beginning March 1, 2007.
	03/01/2005	25% vests each year beginning March 1, 2006.
	05/16/2005	20% vests each year beginning May 16, 2008.
	05/24/2006	33% vests each year beginning March 1, 2007.
	05/24/2007	50% vests each year beginning March 1, 2008.
	02/29/2008	20% vests each year beginning February 28, 2011.
	05/22/2008	100% vests on March 1, 2009.

Director Compensation

The following table sets forth information concerning the compensation of our non-employee directors for fiscal 2008.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Donald A. Bliss	25,000	22,494	47,494
Michael Garnreiter	27,500	22,494	49,994
Randy Knight	22,500	22,494	44,994
Richard J. Lehmann	22,500	22,494	44,994
G.D. Madden	22,500	22,494	44,994
Kathryn L. Munro	25,500	22,494	47,994

(1)	This column represents the amount of cash compensation paid in 2008 for Board and committee service.
(2)
This column represents the expense recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock awards granted to each non-employee director in 2008, in accordance with SFAS 123R.  On May 22, 2008, each non-employee director received 1,301 shares of our Common Stock, determined by dividing the current year's director compensation subject to payment in Common Stock, by the closing market price of our Common Stock on the date of grant, or $17.29 per share. The shares awarded on May 22, 2008 are subject to certain holding and other restrictions.

Narrative to Director Compensation

The Board of Directors, upon the recommendation of our Compensation Committee, establishes the form and amount of compensation paid to our directors who are not 10% shareholders or our officers or employees ("Outside Directors").  In 2008, our Outside Directors received annual compensation of $45,000 payable 50% in cash and 50% in Common Stock.  The number of shares issued on May 22, 2008, was determined by dividing the amount of the compensation subject to payment in Common Stock by the closing market price of our Common Stock on the date of the grant.  The Common Stock was issued as stock grants under the Independent Director provision of our 2003 Stock Option Plan, which reserved 200,000 shares of our Common Stock for compensatory stock grants to Outside Directors, subject to certain adjustments.

The Common Stock issued is also subject to certain holding and other restrictions, including a requirement that each Outside Director must hold all Common Stock granted as compensation until such director holds a minimum of $100,000 in Common Stock.

No fees were paid for attendance at meetings during 2008; however, in addition to the $45,000 payable to the Outside Directors, the Chair of the Audit Committee received an annual fee of $5,000, the Chair of the Compensation Committee received an annual fee of $3,000, and the Chair of the Nominating and Corporate Governance Committee received an annual fee of $2,500.

Directors who are our employees or 10% shareholders do not receive compensation for Board or committee service.  During 2008, we did, however, reimburse all directors for travel and other related expenses.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2009, the number and percentage of outstanding shares of our Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each Named Executive Officer and our directors, and by all of our directors and executive officers as a group.  Share numbers and other information for FMR LLC and Ruane, Cunniff & Goldfarb Inc. included in the following table and notes are as of February 17, 2009, and based solely upon Schedules 13G/A filed with the SEC by such date.  We had outstanding 83,393,378 shares of Common Stock as of February 28, 2009.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(2) (%)
Kevin P. Knight(3)	6,775,985	8.0
Gary J. Knight(4)	6,311,086	7.6
Keith T. Knight(5)	6,272,096	7.5
Randy Knight(6)	6,261,090	7.5
Donald A. Bliss(7)	17,040	*
G.D. Madden(8)	45,450	*
Michael Garnreiter(9)	12,241	*
Kathryn L. Munro(10)	10,622	*
Richard J. Lehmann(11)	6,748	*
David A. Jackson(12)	54,800	*
Casey Comen(13)	110,250	*
FMR LLC(14)	4,682,139	5.6
Ruane, Cunniff & Goldfarb Inc.(15)	4,994,281	6.0

All directors and executive officers as a group (11 persons)	25,877,408	30.9

*	Represents less than 1.0% of the outstanding Common Stock.

(1)
The address of each Named Executive Officer and director is 5601 West Buckeye Road, Phoenix, AZ 85043. The address of The address for FMR LLC is 82 Devonshire St., Boston, MA  02109.  The address for Ruane, Cunniff & Goldfarb Inc. is 767 Fifth Ave., New York, NY  10153.

(2)
In accordance with applicable rules under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Common Stock and underlying options that are currently exercisable or will be exercisable within 60 days from February 28, 2009.  Shares of Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days from February 28, 2009, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Includes: (a) 5,854,743 shares beneficially owned by Kevin P. Knight over which he and his wife, Sydney Knight, exercise sole voting and investment power pursuant to a revocable living trust; (b) 12,012 shares held by the Kevin P. Knight and Sydney B. Knight Family Foundation over which Kevin P. Knight and his wife, Sydney Knight, as officers of the Foundation, exercise sole voting and investment power on behalf of the Foundation; (c) 3,979 shares owned by a minor child who shares the same household; and (d) 905,251 shares covered by stock options granted to Kevin P. Knight that are currently exercisable or that will become exercisable within 60 days. Kevin P. Knight has pledged as security approximately 1,554,000 of the shares that he beneficially owns.

(4)
Includes: (a) 6,250,336 shares beneficially owned by Gary J. Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; and (b) 60,750 shares covered by a stock option granted to Gary J. Knight that is currently exercisable or that will become exercisable within 60 days. Gary J. Knight has pledged as security approximately 1,697,115 of the shares that he beneficially owns.

(5)
Includes: (a) 6,181,081 shares beneficially owned by Keith T. Knight over which he and his wife, Fawna Knight, exercise sole voting and investment power as trustees under a revocable trust agreement; (b) 1,119 shares beneficially owned by Keith T. Knight; (c) 1,119 shares beneficially owned by Fawna Knight; (d) 2,277 shares owned by minor children who share the same household; and (e) 86,500 shares covered by a stock option granted to Keith T. Knight that is currently exercisable or that will become exercisable within 60 days. Keith T. Knight has pledged as security approximately 2,657,830 of the shares that he beneficially owns.

(6)
Includes: (a) 4,596,267 shares beneficially owned by Randy Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; (b) 1,662,323 shares held by a limited liability company for which Mr. Knight acts as manager and whose members include Mr. Knight and trusts for the benefit of his four children; and (c) 2,500 covered by stock options granted to Mr. Randy Knight that are currently exercisable or that will become exercisable within 60 days. Randy Knight has pledged as security approximately 6,258,590 of the shares that he beneficially owns.

(7)
Includes: (a) 14,540 shares beneficially owned by Donald A. Bliss over which he exercises sole voting and investment powers under a revocable trust agreement; and (b) 2,500 shares covered by stock options granted to Mr. Bliss that are currently exercisable or that will become exercisable within 60 days.

(8)
Includes: (a) 41,425 shares held directly by G.D. Madden; (b) 400 shares not held directly by G.D. Madden, but for which he exercises voting control (these shares were purchased and reported by G.D. Madden in 2008 for four grandchildren (100 shares each), none of whom live with G.D. Madden); and (c) 3,625shares covered by stock options granted to Mr. Madden that are currently exercisable or that will become exercisable within 60 days.

(9)
Includes: (a) 2,991 shares held directly by Michael Garnreiter; and (b) 9,250 shares covered by stock options granted to Mr. Garnreiter that are currently exercisable or that will become exercisable within 60 days.

(10)
Includes: (a) 4,372 shares held directly by Kathryn L. Munro; and (b) 6,250 shares covered by stock options granted to Ms. Munro that are currently exercisable or that will become exercisable within 60 days.

(11)
Includes: (a) 3,248 shares held directly by Richard J. Lehmann; and (b) 3,500 shares covered by stock options granted to Mr. Lehmann that are currently exercisable or that will become exercisable within 60 days.

(12)	Includes: 54,800 shares covered by stock options granted to David A. Jackson that are currently exercisable or that will become exercisable within 60 days.
(13)	Includes: 110,250 shares covered by stock options granted to Casey Comen that are currently exercisable or that will become exercisable within 60 days.
(14)	FMR has sole voting power over 1,313,260 shares and sole dispositive power of 4,682,139 shares. It has shared voting power and shared dispositive power over no shares.
(15)	Ruane, Cunniff & Goldfarb Inc. has sole voting power over 3,838,922 shares and sole dispositive power over 4,994,281 shares. It has shared voting power and shared dispositive power over no shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee has established policies and procedures relating to the review and approval or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any "related person" (as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest, referred to as an "interested transaction." Upon review of the material facts of all interested transactions, the Audit Committee will either approve, ratify, or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are arm's length and the extent of the related person's interest in the transaction.  No director may participate in any discussion or approval of an interested transaction for which he or she, or his or her relative, is a related party.  If an interested transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.  During 2008, the following interested transactions were subject to such review and approval or ratification:

The Knight family has been involved in the transportation business for a number of years, and family members of Kevin Knight, Gary Knight, Keith Knight, and Randy Knight have been employed by us since our inception.  The Knight family members are employed on the same terms and conditions as non-related employees.  During 2008, we employed two individuals who were compensated in excess of $120,000 and are considered related persons under Item 404(a) of Regulation S-K.  The aggregate total compensation paid to these two individuals in 2008 was $ 339,869.  Based on the fact that these two individuals are employed on the same terms and conditions as non-related employees, the Audit Committee ratified these transactions.  We also employed eight other related persons during 2008, none of whom received compensation in excess of $120,000.

See "Corporate Governance – The Board of Directors and Its Committees – Committees of the Board of Directors – The Compensation Committee – Compensation Committee Interlocks and Insider Participation" for a description of transactions between us and members of our Compensation Committee or their affiliates.

PROPOSAL NO. 2 – APPROVAL AND RATIFICATION OF
KNIGHT TRANSPORTATION, INC. EMPLOYEE STOCK PURCHASE PLAN

Introduction

At the Annual Meeting, our shareholders are being asked to approve the Knight Transportation, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), which was adopted by our Board of Directors on February 11, 2009, subject to shareholder approval.  If approved by our shareholders, the Employee Stock Purchase Plan will become effective as determined by the Compensation Committee.  The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").  We intend to use the Employee Stock Purchase Plan to retain the services of our current and new employees and to provide incentives for our employees to exert maximum effort for the success of our company by giving our employees the opportunity to purchase our Common Stock.

Description of the Employee Stock Purchase Plan

A summary of the Employee Stock Purchase Plan appears below.  The summary is qualified in its entirety by reference to the text of the Employee Stock Purchase Plan, a copy of which is included as Appendix A to this Proxy Statement.  You are urged to read the actual text of the Employee Stock Purchase Plan in its entirety.

Administration.  The Employee Stock Purchase Plan is administered by the Compensation Committee.  As plan administrator, the Compensation Committee has full authority to adopt such rules and procedures as it may deem necessary for the proper administration and interpretation of the Employee Stock Purchase Plan.

Share Reserve.  There will be 1,000,000 shares of our Common Stock, as automatically adjusted to reflect changes in the capitalization of our company, authorized to be sold under the Employee Stock Purchase Plan.

Offering Periods.  The Compensation Committee may grant rights to purchase shares of our Common Stock to eligible employees on February 1 of every calendar year (beginning with calendar year 2009) and such rights shall expire on each subsequent January 31 (an "Offering Period").  There shall be two six-month purchase periods during each Offering Period, which shall commence on February 1 and August 1 of each year and end on July 31 and January 31, respectively.  On the last day of each relevant Offering Period (or if such date is not a business day, the first business day preceding such date), each participant's accumulated payroll deduction will be applied to the purchase of whole shares of our Common Stock, up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Employee Stock Purchase Plan.

Eligibility.  Any individual who customarily works for at least twenty hours per week for at least five months per calendar year in our employ is eligible to participate in one or more Offering Periods.  An eligible employee may only join an Offering Period on the start date of the relevant Offering Period.  As of December 31, 2008, approximately 4,700 employees were eligible to participate in the Employee Stock Purchase Plan.

Purchase Provisions.  Each eligible participant may authorize periodic payroll deductions in a multiple of whole percentages between one percent and ten percent of such participant's earnings.  A participant may not increase his or her rate of payroll deduction for an Offering Period after the start of the relevant Offering Period, but he or she may decrease the rate once per Offering Period.

    Purchase Price.  The purchase price of Common Stock acquired pursuant to rights granted under the Employee Stock Purchase Plan shall be determined by the Compensation Committee, provided that the purchase price shall not be less than the lesser of: (a) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the offering date rounded up to the nearest cent per share; or (b) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the purchase date rounded up to the nearest cent per share.

Valuation.  The fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date on the New York Stock Exchange.

Special Limitations.  The Employee Stock Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

•
No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing five percent or more of the total combined voting power or value of all classes of our stock or any of our affiliates.

•
No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for any calendar year.

•	No participant may purchase more than 2,500 shares of Common Stock on any one purchase date.

•
The maximum number of shares of Common Stock in the aggregate that all participants purchase on any one purchase date may not exceed (a) 200,000 shares of Common Stock, less any shares of Common Stock previously purchased on any purchase date during the offering or (b) the number of shares of Common Stock remaining available for purchase under the Employee Stock Purchase Plan.

Termination of Purchase Rights.  A participant's purchase right will immediately terminate upon such participant's loss of eligible employee status, and his or her accumulated payroll deductions for the Offering Period in which the purchase right terminates shall be promptly refunded. A participant may not withdraw funds deposited during an Offering Period.  However, at any time during a purchase period a participant may terminate his or her payroll deductions under the Employee Stock Purchase Plan.

Use of Proceeds.  Proceeds from the sale of Common Stock pursuant to the rights granted under the Employee Stock Purchase Plan will constitute general funds of our company and may be applied for general corporate purposes.

Shareholder Rights.  No participant will have any shareholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf and such purchase is recorded in our stock books.

Assignability.  Purchase rights will be exercisable only by the participant and will not be assignable or transferable.

Designation of Beneficiary. A participant may designate the person or persons who are to receive shares of Common Stock, if any, from the participant's account under the Employee Stock Purchase Plan in the event of such participant's death subsequent to the end of an offering but prior to delivery to the participant of such shares of Common Stock.

Adjustments Upon Changes in Capitalization.  The aggregate number of shares of Common Stock which may be issued pursuant to rights granted under any offering under the Employee Stock Purchase Plan shall be automatically adjusted, without further action by the Board or our shareholders, to reflect changes in the capitalization of our company, such as stock dividends, stock splits, reverse stock splits, subdivisions, exchange of shares, liquidating dividends, reorganizations or reclassifications, or any similar recapitalization that affects or modifies the number of shares of Common Stock issued and outstanding at any time.  In the event of: (i) a dissolution or liquidation of our company; (ii)  a merger or consolidation in which our company is not the surviving corporation; (iii) a reverse merger in which our company is the surviving corporation but the shares of our Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise; or (iv) any other capital reorganization in which more than fifty percent (50%) of our shares entitled to vote are exchanged, then, as determined by the Compensation Committee in its sole discretion, (A) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Employee Stock Purchase Plan, (B) such rights may continue in full force and effect, or (C) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing offering will terminate.

Amendment and Termination.  The Compensation Committee may terminate, suspend, discontinue, modify, or amend the Employee Stock Purchase Plan in any respect, except that, without the approval of our shareholders, no amendment or modification may change the number of shares of Common Stock reserved and available for issuance (other than the automatic adjustments described above) or modify the Employee Stock Purchase Plan in such a way that shareholder approval is required for the Employee Stock Purchase Plan to obtain "employee stock purchase plan" treatment under Section 423 of the Code.  The Compensation Committee may, in its discretion, suspend or terminate the Employee Stock Purchase Plan at any time.  Unless sooner terminated, the Employee Stock Purchase Plan will terminate on the earlier of (i) February 10, 2019 or (ii) the date on which all shares available under the Employee Stock Purchase Plan, as adjusted from time to time, are exhausted.

Stock Purchases. No shares of Common Stock shall be purchased pursuant to the Employee Stock Purchase Plan and no rights granted under the Employee Stock Purchase Plan shall be exercised unless and until the Employee Stock Purchase Plan has been approved by our shareholders.

Effect on Shareholders.  We are unable to predict the precise effect of the Employee Stock Purchase Program on our shareholders because we are unable to predict how many eligible employees will participate in the Employee Stock Purchase Plan.

Federal Income Tax Consequences.  The Employee Stock Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code.  Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us in connection with the grant or exercise of an outstanding purchase right.   Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Employee Stock Purchase Plan or in the event the participant should die while still owning the purchased shares. Each participant shall deliver a commitment in writing to the Compensation Committee that the participant understands that the special rules of income tax treatment under Section 421(a) of the Code shall apply with respect to the transfer of a share of Common Stock to the participant pursuant to the participant's exercise of a right granted under the Employee Stock Purchase Plan.

The foregoing is only a summary of the affect of federal income taxation upon us and the participants under the Employee Stock Purchase Plan. It does not purport to be complete, and does not discuss all of the tax consequences of a participant's death or the provisions of the income tax laws of any state, municipality, or foreign country in which the participants may reside.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3 – APPROVAL AND RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF THE KNIGHT TRANSPORTATION, INC. 2003 STOCK OPTION PLAN (THE "2003 STOCK OPTION PLAN"), WHICH AMONG OTHER THINGS (I) RENAMES THE 2003 STOCK OPTION PLAN THE "KNIGHT TRANSPORTATION, INC. AMENDED AND RESTATED 2003 STOCK OPTION AND EQUITY COMPENSATION PLAN," (II) PROVIDES ADDITIONAL TERMS AND ADMINISTRATIVE PROCEDURES APPLICABLE TO RESTRICTED STOCK GRANTS, AND (III) AUTHORIZES THE ISSUANCE OF STOCK APPRECIATION RIGHTS.

At the Annual Meeting, our shareholders are being asked to approve the amendment and restatement of the Knight Transportation, Inc. 2003 Stock Option Plan to (i) restate the 2003 Stock Option Plan in its entirety and rename the 2003 Stock Option Plan the "Knight Transportation, Inc. Amended and Restated 2003 Stock Option and  Equity Compensation Plan," (ii) provide additional terms and administrative procedures applicable to restricted stock grants, and (iii) authorize the issuance of stock appreciation rights.  Upon the recommendation of the Compensation Committee, the Board of Directors has approved the amendment and restatement of the 2003 Stock Option Plan and has directed that it be submitted for shareholder approval at the Annual Meeting.  A summary of the 2003 Stock Option Plan appears below.  The summary is qualified in its entirety by reference to the text of the 2003 Stock Option Plan, a copy of which is included as Appendix B to this Proxy Statement.  You are urged to read the actual text of the 2003 Stock Option Plan in its entirety.

Introduction

In February 2003, the Board of Directors adopted the 2003 Stock Option Plan, which was approved by our shareholders in May 2003. At our annual meeting in May 2005, our shareholders approved an amendment to the 2003 Stock Option Plan to increase the number of shares of Common Stock available for issuance from 1,500,000 shares to 4,000,000 shares.  By virtue of a stock split, effected in the form of a 50% stock dividend in the fourth quarter of 2005, the total number of shares of Common Stock available for issuance thereunder increased to 6,000,000 shares.  At a special meeting in December 2005, our shareholders approved an amendment to the 2003 Stock Option Plan limiting the number of shares with respect to which options may be granted to any one plan participant during a calendar year to 650,000 shares, subject to adjustment for stock dividends, stock splits, reverse stock splits, and similar transactions, and approved and ratified the amendment and restatement of the 2003 Stock Option Plan to incorporate all prior amendments to the 2003 Stock Option Plan.  The 2003 Stock Option Plan was further amended effective as of January 1, 2007, to eliminate the automatic grant of stock options to independent directors, to provide that director's fees due to any independent director may be paid in Common Stock, and to require the consent of the Compensation Committee prior to the sale of any Common Stock obtained through a stock grant made to an independent director at any time while that individual is serving as a Director of our company.  The 2003 Stock Option Plan was further amended as of June 1, 2008, to increase the number of shares available for stock grants from 6,000,000 to 9,000,000 shares of Common Stock.

The 2003 Stock Option Plan was further amended as of February 11, 2009, subject to shareholder approval, to provide additional terms and administrative procedures applicable to restricted stock grants, to authorize the issuance of stock appreciation rights, and to restate the 2003 Stock Option Plan in its entirety and rename it the "Knight Transportation, Inc. Amended and Restated 2003 Stock Option and Equity Compensation Plan."

    The purposes of the 2003 Stock Option Plan are to: (a) provide our employees with an opportunity to purchase Common Stock as an incentive to continue employment with us and to work toward our long-term growth, development, and financial success; and (b) attract, motivate, and retain the services of our Outside Directors and employees and reward such directors and employees by the issuance of equity grants so that these directors and employees will contribute to and participate in our long-term performance. In furtherance of these purposes, the 2003 Stock Option Plan authorizes the grant of stock options and restricted stock, subject to applicable law, to our directors, executive officers, certain other full-time employees, certain part-time employees, and certain independent contractors, consultants, or advisors of our company.

Reasons for Seeking Shareholder Approval of the Amendment

The Board of Directors believes that our success in executing our strategy is largely due to our talented and hard-working employees, including our drivers, and that our future success will depend on our ability to continue to attract and retain high caliber employees. We have maintained a stock option plan since 1994, and the Board believes that stock option grants have historically served as a highly effective recruiting and retention tool by allowing our employees to share in the ownership of our company and have historically contributed to our revenue and earnings growth by aligning the long-term interests of our management and employees with those of our shareholders.

The Compensation Committee, which administers the 2003 Stock Option Plan, believes that the additional terms and administrative procedures applicable to restricted stock grants and the authorization for the issuance of stock appreciation rights will be useful in continuing to offer our employees, directors, independent contractors, consultants, and advisors an effective and competitive equity incentive program. The Compensation Committee believes that these changes will improve our current equity incentive program and will have a positive impact on our ability to attract and retain employees and directors.

The Compensation Committee recognizes its responsibility to strike a balance between shareholder concerns regarding the potential dilutive impact equity awards and our ability to attract, retain, and reward officers and employees whose contributions are critical to our long-term success.  The total number of shares of Common Stock underlying stock option grants made over the past three fiscal years represented approximately 3.5% of the total number of shares of Common Stock outstanding as of December 31, 2008.

The 2003 Stock Option Plan is currently our only active equity compensation plan (see Proposal No. 2 for information with respect to the proposed Employee Stock Purchase Plan).  As of December 31, 2008, there were 4,993,691 shares of our Common Stock subject to outstanding option grants under the 2003 Stock Option Plan and our prior stock option plan, the 1994 Amended and Restated Stock Option Plan (the "1994 Stock Option Plan").  The 1994 Stock Option Plan was terminated effective as of May 31, 2003, and no additional awards may be made under that plan.  As of December 31, 2008, there were 4,076,969 shares of Common Stock available for future grants under the 2003 Stock Option Plan.  Of the total number of shares covered by outstanding options under the 2003 Stock Option Plan and the 1994 Stock Option Plan, at December 31, 2008, 29.9% are issuable to the executive officers and directors and 70.1% are issuable to other employees.

Description of the 2003 Stock Option Plan

The principal provisions of the 2003 Stock Option Plan, as amended and restated, are summarized below. This summary is not a complete description of the 2003 Stock Option Plan and is qualified by the full text of that plan.

General.  The 2003 Stock Option Plan is a broad-based equity compensation plan that is designed to attract and retain directors, officers, key employees (including drivers), independent contractors, consultants, and advisors to provide them with long-term incentives to help us achieve profitable growth, and to align their interests with the interests of our shareholders. The 2003 Stock Option Plan is effective, subject to the approval of our shareholders, as of February 11, 2009.  The 2003 Stock Option Plan, if not terminated earlier, will expire on February 5, 2013.

Administration. The 2003 Stock Option Plan is administered by the Compensation Committee.

Eligibility and Awards. The following natural persons are eligible to participate in the 2003 Stock Option Plan: (i) full-time and part-time employees of our company, who, in the sole judgment of the Compensation Committee, are qualified by position, training, ability, and responsibility to contribute substantially to the progress of our company and have a material, positive effect on the results of the operations of our company (we expect there will be approximately 4,800 employees who will be eligible to participate); (ii) independent contractors, consultants, or advisors who perform bona fide services for our company and such services are not in connection with any offer or sale of securities in a capital raising transaction and who do not directly or indirectly promote or maintain a market for our company's stock (we expect there will be less than 100 independent contractors, consultants, or advisors, in the aggregate, who  will be eligible to participate); and (iii) directors of our company (all of the directors are eligible to participate). At December 31, 2008, we had approximately 4,700 full-time employees, with more than 900 participants who have outstanding options under the 2003 Stock Option Plan or the 1994 Stock Option Plan.  See Proposal No. 4 regarding a proposed stock option exchange program in which certain option holders may elect to exchange certain options for restricted stock.

    Equity awards may be made either as incentive stock options, as defined in Section 422 of the Code ("ISOs"), as nonqualified stock options ("NSOs"), as restricted stock, or as stock appreciation rights. The 2003 Stock Option Plan provides that an equity grant made under the Plan may not have an exercise price that is less than 100% of the fair market value of the underlying Common Stock on the date of grant. However, in the case of ISOs granted to a person who holds more than 10% of the voting power of our outstanding capital stock, the 2003 Stock Option Plan provides that the exercise price may not be less than 110% of the fair market value of the underlying Common Stock and that the ISO may not be exercisable for a term of more than 5 years from the date of grant.

The 2003 Stock Option Plan provides that ISOs may not be granted for a term of more than ten (10) years after the date of the 2003 Stock Option Plan and NSOs may be granted for any reasonable term. Under the 2003 Stock Option Plan, the exercise price of options may be paid in cash or immediately available funds or in Common Stock valued at its then-current market value.

The Compensation Committee, in its discretion, selects the persons to whom options or restricted stock will be granted, the time or times at which such options or restricted stock will be granted, and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular officer or employee, or group of officers or employees, in the future. The 2003 Stock Option Plan provides, however, that the aggregate number of shares with respect to which options may be granted to any one plan participant during a calendar year shall not exceed 650,000 shares, subject to adjustment for stock dividends, stock splits, reverse stock splits, and similar transactions.

Since February 2007, our Outside Directors have received annual compensation of $45,000, one-half of which has been paid in cash and one-half of which has been issued in Common Stock grants made under the 2003 Stock Option Plan.  The number of shares of Common Stock issued to a director is determined by dividing the amount of the director's compensation subject to payment in Common Stock by the closing market price of our Common Stock on the date of the grant.  Common Stock is issued to our Outside Directors under the Independent Director provision of our 2003 Stock Option Plan, which reserved 200,000 shares of our Common Stock for compensatory stock grants to Outside Directors, subject to certain adjustments.

The 2003 Stock Option Plan provides additional terms and administrative procedures applicable to restricted stock grants.  A restricted stock grant may be subject to the vesting schedule and the other terms, conditions, and restrictions established by the Compensation Committee and provided in the Participant's stock grant agreement.

Common Stock issued to Participants under the 2003 Stock Option Plan will be issued in electronic form and recorded on the books of our company.  Common Stock may not be issued in certificated form while any restrictions are applicable to such Common Stock.

Under the 2003 Stock Option Plan, the Compensation Committee may award stock grants to a Participant in the form of stock appreciation rights ("SARs").  SARs shall be exercisable at such times as the Compensation Committee specifies in the Participant's stock grant agreement.  Each SAR shall entitle the Participant, upon exercise, to an amount equal to the appreciation in a stated number of shares of Common Stock from the fair market value on the date the SAR was granted to the fair market value of the shares of Common Stock on the date of exercise.  A SAR must be granted at the fair market value of a share of the Common Stock with which it is associated.  SARs may be settled in cash or in stock, or in both, as the Compensation Committee may provide.

All grants made under the 2003 Stock Option Plan are evidenced by a written agreement between us and the Participant. The Compensation Committee, subject to the limitations set forth in the 2003 Stock Option Plan, designates the terms and conditions of any option, restricted stock grant, or stock appreciation right including, without limitation, the exercise price, vesting schedule, exercise rights, and termination or forfeiture provisions. The 2003 Stock Option Plan provides that stock grants are non-transferable except pursuant to the laws of descent and distribution and generally terminate upon termination of employment for reasons other than death, disability, or early or normal retirement.

A participant does not have any rights as a shareholder with respect to shares of Common Stock subject to grants made under the 2003 Stock Option Plan until shares are issued to the Participant.

Shares Available for Issuance. There are presently 9,000,000 shares of Common Stock reserved and available for issuance pursuant to the 2003 Stock Option Plan, of which 200,000 shares are reserved for issuance to Outside Directors pursuant to the provisions described above. From the total shares reserved for issuance of grants under the 2003 Stock Option Plan, as of February 28, 2009, we had made award grants covering 4,911,671 shares, net of all shares that have been canceled or forfeited. Any shares subject to outstanding stock grants are counted against the shares reserved and available for issuance as one share for every share subject thereto. If a stock grant expires, is terminated, or canceled without having been exercised in full or is forfeited, the unexercised or forfeited shares will become available for future grant under the 2003 Stock Option Plan.

The total number of shares reserved and available for issuance under the 2003 Stock Option Plan is automatically adjusted, without further action by the Board of Directors or shareholders, to reflect stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations, reclassifications, or any similar recapitalizations that affect or modify the number of shares of outstanding Common Stock.

Mergers or Consolidations. If (i) our company dissolves or undergoes any reorganization, including, without limitation, a merger or consolidation with any other organization, (ii) our company is not the surviving entity in such reorganization, and (iii) the surviving entity does not agree to assume the stock grants granted under the 2003 Stock Option Plan or to issue substitute stock grants therefor, the stock grants granted under the 2003 Stock Option Plan may be terminated, so long as each participant holding unexercised stock grants is notified of such termination and provided a reasonable period of not less than 15 days to exercise such awards to the extent such awards are then exercisable. In the event of a merger or consolidation, the Compensation Committee may, in its sole discretion, authorize the exercise of outstanding stock grants or accelerate the vesting of such stock grants, or both.  Any stock grant not exercised in accordance with such prescribed terms and conditions shall terminate as of the date specified by the Compensation Committee, and simultaneously, the 2003 Stock Option Plan itself shall be terminated without further action by us or our Board of Directors.

Amendment and Termination. The Board of Directors may terminate, suspend, discontinue, modify, or amend the 2003 Stock Option Plan in any respect, except that, without the approval of our shareholders, no amendment or modification may change the number of shares of Common Stock reserved and available for issuance (other than the automatic adjustments described above), change the designation of the class of employees eligible to receive awards, decrease the price at which options may be granted, or remove the administration of the 2003 Stock Option Plan from the Compensation Committee.

Stock Price. On February 27, 2009, the closing price of our Common Stock was 12.96 per share.

Federal Income Tax Consequences.

ISOs. An optionee is not treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. Upon a disqualifying disposition, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, is taxed as capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the optionee.

NSOs. An optionee does not recognize any taxable income upon the grant of an NSO, and we are not entitled to a tax deduction by reason of such grant. Upon exercise of an NSO, the optionee recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and we are entitled to a corresponding tax deduction. Upon a disposition of shares acquired upon exercise of an NSO by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Such subsequent disposition by the optionee has no tax consequence to us.

Restricted Stock. Unless the recipient of a restricted stock grant elects to treat such grant as ordinary income at the time the grant is made, the recipient does not recognize taxable income upon the grant of restricted stock. Instead, the recipient will recognize ordinary income at the time of vesting (i.e., when the shares are no longer subject to a substantial risk of forfeiture) equal to the fair market value of the restricted stock on the vesting date minus any amount paid for the restricted stock. At the time that the recipient recognizes ordinary income in respect of the restricted stock grant, we are entitled to a tax deduction for compensation expense equal to the amount of ordinary income recognized by the recipient.

               Stock Appreciation Rights.  Generally, there are no tax consequences to our company or the Participant upon the grant of a SAR. Tax recognition by the Participant is generally deferred until the Participant receives the value of the award. At that time, the value of the SAR, measured as the excess in value of a share of Common Stock as of the date of exercise over the value as of the date of grant, would be taxed to a Participant as ordinary income.  We would then be entitled to a deduction in the same amount.

The foregoing is only a summary of the affect of federal income taxation upon us and the Participants under the 2003 Stock Option Plan. It does not purport to be complete, and does not discuss all of the tax consequences of a Participant's death or the provisions of the income tax laws of any state, municipality, or foreign country in which the Participants may reside.

Plan Benefits Under the 2003 Stock Option Plan

The following table sets forth certain information regarding grants of stock options and other equity grants made under the 2003 Stock Option Plan during the year ended December 31, 2008, to: (i) each of the Named Executive Officers; (ii) all current executive officers of our company as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as a director; and (v) all employees, including all current officers who are not executive officers, as a group.  Future awards, if any, that will be made to eligible participants under the 2003 Stock Option Plan are subject to the discretion of the Compensation Committee. Accordingly, future grants under the 2003 Stock Option Plan are not determinable.

Plan Benefits 2003 Stock Option Plan

Name	Number of Options Granted During 2008	Number of Shares of Common Stock Granted During 2008	Dollar Value of Options ($)(1)	Dollar Value of Shares of Common Stock ($)(2)
Kevin P. Knight, Chairman and Chief Executive Officer	75,000	-	464,250	-
David A. Jackson, Chief Financial Officer	29,304	-	171,995	-
Keith T. Knight, Chief Operating Officer	40,000	-	247,600	-
Gary Knight, Vice Chairman of the Board(3)	15,000	-	92,850	-
Casey Comen, Executive Vice President of Sales	25,000	-	144,650	-
Executive Group(4)	184,304	-	1,121,345	-
G.D. Madden(3)	-	1,301	-	22,494
Kathryn L. Munro(3)	-	1,301	-	22,494
Non-Executive Director Group (5)	-	7,806	-	134,966
Non-Executive Officer Employee Group(6)	1,206,598	-	6,571,623	-

(1)
This column represents stock compensation expense to be recognized for financial reporting purposes with respect to options granted to our executive officers in 2008, in accordance to SFAS 123R. These amounts reflect our accounting expense to be recognized over the vesting period, and they do not correspond to the actual value that will be recognized by the recipients.

(2)
Represents the grant date fair value of the stock awards under SFAS 123R granted during fiscal 2008.  The fair value was calculated using the closing price of our Common Stock on the grant date.  The fair value of the stock awards are accounted for in accordance with SFAS 123R.

(3)	Our director nominees are Messrs. Madden and Gary Knight and Ms. Munro, however, Mr. Gary Knight is not a non-executive director.
(4)	Our Named Executive Officers and current executive officers consist of the same group of individuals.
(5)
During 2008, our non-executive directors received an aggregate of 7,806 shares of Common Stock in payment of directors' fees pursuant to the terms of the 2003 Stock Option Plan. These shares are subject to certain holding restrictions.

(6)
In addition to the stock options reflected in the table, on January 30, 2009, and February 27, 2009, a limited number of employees were granted options with respect to 12,500 shares, in the aggregate, at an exercise price ranging from $12.96 to $13.34 per share.

2003 Stock Option Plan Information

The following table provides certain information, as of December 31, 2008, with respect to our compensation plans under which shares of Common Stock were authorized for issuance.  The 2003 Stock Option Plan is presently our only active equity compensation plan.  The number of shares of Common Stock reflected in column (a) of the following table is comprised of 4,592,865 shares subject to outstanding options granted under the 2003 Stock Option Plan and 400,826 shares subject to outstanding options granted under the 1994 Stock Option Plan.  The number of shares of Common Stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the 2003 Stock Option Plan as of December 31, 2008, and neither takes into account the options granted subsequent to December 31, 2008, as described below, or any awards that may be made under the Employee Stock Purchase Plan, if it is approved by our shareholders.  Shares of Common Stock underlying outstanding options granted under the 2003 Stock Option Plan that are terminated or expire unexercised will be available for future grant.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Number of securities remaining eligible for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,993,691	$14.69	4,076,969

Equity compensation plans not approved by security holders	-	-	-

Total	4,993,691	$14.69	4,076,969

Subsequent to December 31, 2008, we granted options with respect to 12,500 shares, in the aggregate, under the 2003 Stock Option Plan.  As of February 28, 2009, there were 4,087,329 shares available for future grants, adjusted for the forfeiture of options since December 31, 2008, under the 2003 Stock Option Plan, without regard to the amendment set forth in Proposal No. 3.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2003 STOCK OPTION PLAN.

PROPOSAL NO. 4 – APPROVAL AND RATIFICATION OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES, ALONG WITH AN ACCOMPANYING AMENDMENT TO THE 2003 STOCK OPTION PLAN TO PERMIT SUCH EXCHANGE

Introduction

The Board of Directors has determined that it is in the best interests of our company and our shareholders to implement a one-time stock option exchange program, as described below in detail, subject to the approval of our shareholders (the "Option Exchange Program").  In order to implement the Option Exchange Program, we need to amend the 2003 Stock Option Plan as in effect as of the time of the vote related to this Proposal No. 4.  The Option Exchange Program will permit Eligible Employees (as defined below) to exchange Eligible Options (as defined below), at the option of each Eligible Employee and upon a grant-by-grant basis, for either a lesser number of (i) new options ("Replacement Options") or (ii) restricted stock ("Restricted Stock" and together with the Replacement Options, the "Replacement Equity Grants").  The Replacement Equity Grants will be made pursuant to the terms of the 2003 Stock Option Plan, and the number of Replacement Equity Grants issuable upon exchange will be determined pursuant to the respective exchange ratios described below. Shareholder approval of this proposal is required pursuant to the 2003 Stock Option Plan and pursuant to the rules of the New York Stock Exchange.  If the amendment and restatement of the 2003 Stock Option Plan (see Proposal No. 3) is approved by our shareholders, all references in this Proposal No. 4 to the "2003 Stock Option Plan" refer to the 2003 Stock Option Plan as amended and restated as provided for in Proposal No. 3; however, if the amendment and restatement of the 2003 Stock Option Plan is not approved by our shareholders, all references in this Proposal No. 4 to the "2003 Stock Option Plan" refer to the 2003 Stock Option Plan without regard to the amendment and restatement set forth in Proposal No. 3.

Reasons for the Exchange Program

Our compensation philosophy is focused on attracting, retaining, and motivating key employees by using an appropriate mix and various levels of cash and long-term equity compensation that is designed to control fixed, cash compensation, reward performance, and align our employees' compensation with increases in shareholder value.  We believe stock options have historically helped us achieve this objective by aligning the employees' interests with those of our shareholders, by motivating employees' performance toward our long-term success, and, through the use of options with multi-year vesting periods, by encouraging our executives and employees who have received option grants to continue their employment with us.  Over the past several years, the Compensation Committee has recognized a broad trend among public companies of making restricted stock grants as opposed to making stock option grants.  Because a grant of restricted stock gives an employee actual ownership of part of the company, the Board of Directors believes such grants can be a powerful tool in helping us achieve our compensation philosophy as described above.  The Board believes that giving our Eligible Employees the choice between receiving Replacement Options or Restricted Stock in exchange for their Eligible Options, will make the Option Exchange Program more effective than if we were to require Eligible Employees to exchange their Eligible Options for a specific type of Replacement Equity Grant.

From 2003 to 2006, we achieved substantial revenue and income growth.  In 2007 and 2008, our growth slowed as a result of economic conditions, and 2008 marked the third consecutive year in which a strong "peak" shipping season did not materialize. The industry-wide supply of truckload equipment continued to outpace the freight demand during most of 2007 and throughout 2008, which pressured pricing and resulted in lower equipment utilization.  Based on the foregoing, a downturn in general economic conditions, and an overall stock market downturn, our stock price has declined, which has reduced the incentive value of our outstanding stock options.  As of March 24, 2009, approximately 3.4 million, or approximately 70%, of our outstanding stock options have an exercise price that is higher than the current market price of our Common Stock and over 900 of our employees hold such "underwater" options.  This means that the majority of our outstanding stock options have little or no perceived subjective value to the employees who hold them and are therefore not very effective as incentives to retain and motivate these employees to increase long-term shareholder value.

In addition to incentivizing our key employees, our Board of Directors believes that it is important to our future success to revitalize the incentive value of our equity compensation program to retain employees and create in them a personal stake in the long-term financial success of our company.  The Board also recognizes the competition in our industry to attract and recruit top talent. The Board believes that it has a responsibility to address these issues and to maintain proper incentives to retain and motivate our key employees.

Our Board also believes that the Option Exchange Program will help us recapture value from compensation costs that we already are incurring with respect to outstanding, underwater stock options.  These underwater options were granted at the then fair market value of our Common Stock.  As of December 31, 2008, there was approximately $15.9 million of unrecognized compensation expense related to unvested share-based compensation awards granted under the 2003 Stock Option Plan and our prior stock option plan, a substantial portion of which expense relates to underwater options.  Our Board believes it is not an efficient use of our resources to recognize compensation expense on options that are not perceived by our employees as providing value.  By replacing options that have little or no perceived value with equity grants that will provide both retention and incentive value and that do not create additional compensation expense (other than expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), the Board believes we will be making efficient use of our resources.

The Board believes that offering our key employees the choice between exchanging their underwater options for either Replacement Options or Restricted Stock will provide the desired incentive to our employees to remain with our company and to seek to maximize long-term shareholder value.  Providing this alternative to our key employees, eliminates the negative aspects of granting only Replacement Options or only Restricted Stock, as described below in "Alternatives Considered."  Consequently, the Board has proposed the Option Exchange Program described herein and recommends that Proposal No. 4 be approved.

Alternatives Considered

When considering how to best continue to incentivize and reward our key employees who have underwater options, the Board of Directors considered the following alternatives, in addition to the Option Exchange Program:

• Allow the existing stock options to remain outstanding.  The Board considered whether we needed to take any steps at all with respect to the existing, underwater stock options.  Because so many of the stock options held by employees are significantly underwater, the Board believes that it could be difficult to retain employees with stock options that are significantly underwater and the failure to retain these employees could negatively affect our company.

• Increase cash compensation.   The Board also considered whether we could substantially increase base and target bonus cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results.  This also would be a departure from our long-held cost-control principles.

• Grant additional equity awards.   The Board also considered special grants of additional stock options at current market prices or another form of equity award such as restricted stock. However, these additional grants would substantially increase the number of outstanding options, result in dilution to our shareholders, and increase our compensation expense.

• Exchange options for cash.   The Board also considered implementing a program to exchange underwater options for cash payments. However, an exchange program for cash would increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would provide the appropriate long-term incentive and retention value.

• Exchange options for options.  The Board also considered implementing a program to exchange underwater options for only Replacement Options.  The Board believes that granting Replacement Options to employees who have options that are significantly underwater would provide renewed incentives and motivation for our employees and would provide a strong retention element.  However, the Board also recognizes that there is a broad trend toward granting some level of restricted stock and that there are additional incentives for employees who receive restricted stock compared to stock options.  In addition, an option for option exchange would not reduce the total number of shares outstanding to the same extent as an option for restricted stock exchange would have.  Thus, the Board believes that we could receive additional benefits under the Option Exchange Program if we allowed underwater options to be exchanged for either Replacement Options or Restricted Stock.

• Exchange options for restricted stock.   The Board also considered implementing a program to exchange underwater options for only Restricted Stock. The Board believes that one of the advantages restricted stock has (at least from a management perspective) compared to stock options is that restricted stock is better at motivating employees to think and act like owners at the time of granting and vesting. When a restricted stock award vests, the employee who receives the restricted stock becomes an owner of the company, without any further action by the employee.  On the other hand, when a stock option vests, the employee must then determine whether he or she wants to exercise the option and become an owner.  The Board believes that actual ownership of part of the company (i.e., making restricted stock grants) is a powerful, motivating tool in incentivizing our employees to remain with us and to seek to maximize long-term shareholder value.  However, in order to ensure that the Option Exchange Program is approximately expense-neutral to our company from an accounting perspective, the exchange ratios for an option for restricted stock exchange program would need to be substantially higher than for an option for option exchange program (i.e., fewer replacement awards granted). Thus, the Board believes that employee participation in an option for restricted stock exchange program may be significantly lower than with an option for option exchange program. Additionally, restricted stock would be a new form of equity for our employees (since we have historically not made restricted stock grants) and the Board believes that this lack of familiarity with restricted stock also could negatively affect employee participation in the Option Exchange Program.  Low employee participation in a restricted stock for option exchange would not allow us to receive the full benefits of implementing an option exchange program.  Thus, the Board believes that to maximize the benefits of the Option Exchange Program, we should allow employees to choose whether they want to exchange their underwater options for either Restricted Stock or Replacement Options.

Description of Material Terms of the Option Exchange Program

Implementation of the Option Exchange Program. If our shareholders approve this one-time offer to surrender underwater options in exchange for Replacement Equity Grants under the Option Exchange Program, we anticipate that the exchange will be completed shortly after such approval.  If our shareholders approve the Option Exchange Program, Eligible Employees will receive written materials (the "Offer to Exchange Materials") explaining the precise terms and timing of the Option Exchange Program, which will be substantially in the form described herein.  Eligible Employees will be given at least 20 business days (or such longer period as we may elect to keep the Option Exchange Program open) to elect to exchange all or none of their Eligible Options, on a grant-by-grant basis, for Replacement Equity Grants. After the offer to exchange is closed, the Eligible Options surrendered for exchange will be canceled, and the Compensation Committee will approve Replacement Equity Grants to the Eligible Employees who elected to participate in accordance with the applicable exchange ratios. All such Replacement Equity Grants will be granted under, and subject to the terms of, the 2003 Stock Option Plan.

At or before commencement of the Option Exchange Program, we will file the Offer to Exchange Materials and other related documents with the Securities and Exchange Commission ("SEC") as part of a tender offer statement on Schedule TO. Eligible Employees, as well as shareholders and members of the public, will be able to access the Offer to Exchange Materials and other documents we file with the SEC free of charge from the SEC's web site at http://www.sec.gov or on our Shareholder Relations web site at http://www.knighttrans.com.

            If you are both a shareholder and an Eligible Employee holding Eligible Options, please note that voting to authorize the Option Exchange Program does not constitute an election to participate in the Option Exchange Program.

           Eligible Options.   To be eligible for exchange under the Option Exchange Program, an option must have been granted on or after October 1, 2004 to an individual who was an employee of our company at the time of grant and the option must have an exercise price that is greater than the closing price of our Common Stock on the date the offer commences (collectively, "Eligible Options").  The majority of our stock option grants made since October 1, 2004 have an exercise price that was above the closing price of our Common Stock on March 24, 2009.

           Eligible Employees.   The Option Exchange Program will be open to all of our employees, including our executive officers, who (a) hold Eligible Options, (b) are employed by us on the date the offer to exchange commences, and (c) remain employed by us through the date that the Replacement Equity Grants are made (collectively, "Eligible Employees").  The Option Exchange Program will not be open to non-employee, members of our Board of Directors. As of February 28, 2009, there were over 900 employees who may become Eligible Employees.

   Exchange Ratios.   Exchange ratios will be designed to result, for accounting purposes, in the Replacement Equity Grants having a fair value that is approximately equal to the fair value of the Eligible Options that are surrendered in the exchange (based on valuation assumptions made when the offer to exchange commences). These ratios will be designed to make the grant of the Replacement Equity Grants accounting expense neutral to our company. The actual exchange ratios will be determined by the Compensation Committee shortly before the start of the Option Exchange Program.

    The exchange ratios will be established by assigning an appropriate exchange ratio to each Eligible Option. These exchange ratios will be based on the fair value of the Eligible Options (calculated using a binomial lattice model). The calculation of fair value using the binomial lattice model takes into account many variables, such as the volatility of our stock, the remaining term of the option, and a post vesting cancellation rate.  As a result, the exchange ratios do not necessarily increase as the exercise price of the option increases. Setting the exchange ratios in this manner is intended to result in the issuance of Replacement Equity Grants that have a fair value approximately equal to or less than the fair value of the surrendered Eligible Options being replaced. This will eliminate any additional compensation cost that we must recognize on the Replacement Equity Grants, other than compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs.

The table below reflects information, as of March 24, 2009, with respect to (i) the exercise price, number, and remaining life of Eligible Options, (ii) the exchange ratios for Replacement Options and Restricted Stock, respectively, (iii) the number of Replacement Options that would be granted in the exchange (assuming all Eligible Options were exchanged for Replacement Options), and (iv) the number of Restricted Stock that would be granted in the exchange (assuming all Eligible Options were exchanged for Restricted Stock). The assumptions used to calculate the approximate values of the current "underwater" options and the new "at-the-money" options (in order to calculate the estimated exchange ratios shown below) are: a stock price of $14.59, an expected volatility of 43.0%, a risk-free interest rate of 2.5%, an expected dividend yield of 0.96%, a post-vesting cancellation rate of 10.0%, and a sub-optimal exercise barrier of 2.5.

Exercise Price of Eligible Options ($)	Number of Shares Underlying Eligible Options	Remaining Life of Eligible Options (years)	Exchange Ratio for Replacement Options (1)	Exchange Ratio for Restricted Stock (2)	Number of Replacement Options Issued (3)	Number of Restricted Stock Issued (4)
14.79	3,000	5.45	1.01	3.10	2,970	968
14.79	16,300	8.57	1.01	2.85	16,139	5,719
14.79	835,685	8.83	1.01	2.83	827,411	295,295
15.23	1,125	6.35	1.01	3.10	1,114	363
15.30	3,750	6.11	1.05	3.15	3,571	1,190
15.31	3,465	6.12	1.05	3.15	3,300	1,100
15.49	300	5.49	1.05	3.15	286	95
15.53	37,500	6.04	1.05	3.15	35,714	11,905
15.68	802,501	6.30	1.05	3.15	764,287	254,762
16.00	3,375	6.23	1.05	3.25	3,214	1,038
16.23	4,500	7.35	1.05	3.15	4,286	1,429
16.39	13,875	5.75	1.05	3.35	13,214	4,142
16.54	3,750	5.92	1.05	3.35	3,571	1,119
16.62	15,000	6.05	1.05	3.35	14,286	4,478
16.81	3,750	6.08	1.05	3.35	3,571	1,119
16.99	46,050	9.00	1.05	3.10	43,857	14,855
17.29	412,500	9.06	1.15	3.15	358,696	130,952
17.41	2,550	7.59	1.15	3.35	2,217	761
17.59	53,250	6.48	1.15	3.45	46,304	15,435
18.09	15,000	5.83	1.15	3.75	13,043	4,000
18.20	370,585	8.07	1.15	3.45	322,248	107,416
18.23	142,500	8.06	1.15	3.45	123,913	41,304
18.36	13,700	8.32	1.15	3.35	11,913	4,090
18.44	178,000	7.06	1.15	3.58	154,783	49,721
18.75	342,300	7.05	1.26	3.65	271,667	93,781
18.77	13,000	7.05	1.26	3.65	10,317	3,562
18.92	5,000	9.25	1.15	3.35	4,348	1,493
19.09	3,375	6.52	1.26	3.75	2,679	900
19.61	6,000	7.09	1.26	3.75	4,762	1,600
19.65	5,500	7.82	1.26	3.65	4,365	1,507
19.90	2,500	6.77	1.26	3.92	1,984	638
20.05	11,250	6.54	1.35	3.97	8,333	2,834
20.05	500	6.83	1.26	3.92	397	128
21.05	7,500	6.69	1.35	4.17	5,556	1,799

(1)	The approximate number of Eligible Options to be exchanged for the issuance of one Replacement Option.
(2)	The approximate number of Eligible Options to be exchanged for the issuance of one Restricted Stock.
(3)	The number of Replacement Options to be issued has been rounded down to the nearest whole share.
(4)	The number of Restricted Stock to be issued has been rounded down to the nearest whole share.

The foregoing exchange ratios are provided merely as an example of what the exchange ratios would be if we were commencing the exchange offer based on a $14.59 share price. The total number of Replacement Equity Grants a participating Eligible Employee will receive with respect to a surrendered Eligible Option will be determined by converting the number of shares underlying the surrendered Eligible Option according to the applicable exchange ratio for Replacement Options or Restricted Stock, respectively, and rounding down to the nearest whole share. The exchange ratios will be applied on a grant-by-grant basis.

For purposes of example only, if a participating Eligible Employee exchanged an Eligible Option for 10 shares with an exercise price of $17.29 per share and pursuant to the exchange ratios set forth above the exchange ratio was 1.0 share of a Replacement Option for every 1.15 surrendered Eligible Option shares, the employee would receive a Replacement Option for 8.0 shares in exchange for the surrendered Eligible Option (10 divided by 1.15, rounded down to the nearest whole share). If the Eligible Employee also exchanged another Eligible Option for 10 shares with an exercise price of $17.29 per share and the exchange ratio was 1.0 share of a Restricted Stock for every 3.15 surrendered Eligible Option shares, the employee would receive 3 shares of Restricted Stock in exchange for the surrendered Eligible Option (10 divided by 3.15, rounded down to the nearest whole share).

Election to Participate.   Participation in the Option Exchange Program will be voluntary. Eligible Employees will be permitted to exchange all or none of the Eligible Options for either Replacement Options or Restricted Stock on a grant-by-grant basis.

Vesting of Replacement Equity Grants.   It is anticipated that the Equity Grants will vest according to the vesting schedule of the underlying Eligible Option that was exchanged, provided that no Replacement Equity Grant will vest within six months of the exchange.  However, the actual vesting schedule will be set forth in the Offer to Exchange Materials.

Exercise Price of Replacement Options.   All Replacement Options will be granted with an exercise price equal to the closing price of our Common Stock on the Replacement Option grant date.

Term of the Replacement Options.   It is anticipated that the Replacement Options will have the same term as the underlying Eligible Option that was exchanged. However, the actual term will be set forth in the Offer to Exchange Materials.

Return of Eligible Options Surrendered.   The Eligible Options surrendered for exchange will be canceled and all shares of Common Stock that were subject to such surrendered options will again become available for future awards under the 2003 Stock Option Plan.

Accounting Treatment.   Under SFAS 123R, the exchange of options under the Option Exchange Program is treated as a modification of the existing options for accounting purposes. Accordingly, we will recognize the unamortized compensation cost of the surrendered options, as well as the incremental compensation cost of the Replacement Equity Grants granted in the Option Exchange Program, ratably over the vesting period of the Replacement Equity Grants. The incremental compensation cost will be measured as the excess, if any, of the fair value of each Replacement Equity Grant granted to Eligible Employees in exchange for surrendered Eligible Options, measured as of the date the Replacement Equity Grants are granted, over the fair value of the surrendered Eligible Options in exchange for the Replacement Equity Grants, measured immediately prior to the cancellation. Because the exchange ratios will be calculated to result in the fair value of surrendered Eligible Options being equal to the fair value of the Replacement Equity Grants replacing them, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the Option Exchange Program. If any of the Replacement Equity Grants are forfeited prior to their vesting due to termination of service, the incremental compensation cost, if any, for the forfeited Replacement Equity Grants will not be recognized; however, we would recognize any unamortized compensation expense from the surrendered options which would have been recognized under the original vesting schedule.

U.S. Federal Income Tax Consequences.   The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Option Exchange Program. A more detailed summary of the applicable tax considerations to Eligible Employees will be provided in the Offer to Exchange Materials. We believe the exchange of Eligible Options for Replacement Equity Grants pursuant to the Option Exchange Program should be treated as a non-taxable exchange and neither our company nor any of our employees should recognize any income for U.S. federal income tax purposes upon the surrender of Eligible Options and the grant of Replacement Equity Grants. However, the tax consequences of the Option Exchange Program are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. All holders of Eligible Options are urged to consult their own tax advisors regarding the tax treatment of participating in the Option Exchange Program under all applicable laws prior to participating in the Option Exchange Program.

Potential Modification to Terms of the Option Exchange Program to Comply with Governmental Requirements. The terms of the Option Exchange Program will be described in the Offer to Exchange Materials that will be filed with the SEC. Although we do not anticipate that the SEC will require us to materially modify the terms of the Option Exchange Program, it is possible that we will need to alter the terms of the Option Exchange Program to comply with comments from the SEC. Changes in the terms of the Option Exchange Program may also be required for tax purposes as the tax treatment of the Option Exchange Program is not entirely certain.  The Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the Option Exchange Program for purposes of complying with comments from the SEC or optimizing the U.S. federal tax consequences.

Effect on Shareholders

We are unable to predict the precise affect of the Option Exchange Program on our shareholders because we are unable to predict how many or which Eligible Employees will elect to participate in the Option Exchange Program and whether (and to what extent) Eligible Employees will elect to exchange their options for Replacement Options or Restricted Stock.  Please see the discussion above with respect to the exchange ratios for the approximate reduction of the number of shares underlying options outstanding assuming that 100% of Eligible Options are exchanged and either Replacement Options or Restricted Stock are granted in accordance with the exchange ratios set forth above.

Amendment to the 2003 Stock Option Plan

In order to implement the Option Exchange Program in compliance with the terms of the 2003 Stock Option Plan and applicable NYSE rules, our Board of Directors is proposing an amendment to the 2003 Stock Option Plan.  If Proposal No. 3 is approved by our shareholders, the Board proposes that a new Section 10.25 be added to the 2003 Stock Option Plan.  If Proposal No. 3 is not approved by our shareholders, the Board proposes that a new Section 5.5 be added to the 2003 Stock Option Plan.  In any event, the Board proposes that the following section be added to the 2003 Stock Option Plan that is in effect as of the time of the vote related to this Proposal No. 4:

"Notwithstanding any other provision of the Plan to the contrary (including any limitation in the Plan with respect to repricing of Stock Grants), upon approval of the Company's shareholders, the Committee may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Stock Options could, at the election of the Participant (but excluding Independent Directors) holding such Stock Options, be tendered to the Company for cancellation in exchange for the issuance of an equal or lesser number of Stock Options or Restricted Stock; provided, however, that such one-time-only option exchange offer must be commenced within six months of the date of such shareholder approval."

Vote Required

Under the terms of the 2003 Stock Option Plan and pursuant to rules of the NYSE, the approval of this Proposal No. 4 requires the affirmative vote of the holders of a majority of the shares of Common Stock of Knight Transportation, Inc. present, or represented, and entitled to vote on the proposal at the Annual Meeting.

Summary of the 2003 Stock Option Plan

The material terms of the 2003 Stock Option Plan are set forth in Proposal No. 3.  To the extent Proposal No. 3 is not approved by our shareholders, the information set forth in Proposal No. 3 is still applicable to the 2003 Stock Option Plan (other than with respect to the proposed amendments to such plan set forth in Proposal No. 3).

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION AND APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR EMPLOYEES, ALONG WITH AN ACCOMPANYING AMENDMENT TO THE 2003 STOCK OPTION PLAN TO PERMIT SUCH EXCHANGE.

PROPOSAL NO. 5 – RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP to serve as our principal independent registered public accounting firm for fiscal 2009.  Deloitte & Touche also served as our principal independent registered public accounting firm in fiscal 2008.  At the Annual Meeting, our shareholders are being asked to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for fiscal 2009.  A representative of Deloitte & Touche is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

Approval by our shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable NYSE rule, or by our organizational documents, but the Board of Directors is submitting this matter to our shareholders for ratification as a corporate governance practice.  Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment and retention of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Deloitte & Touche billed us the following amounts for services provided in the following categories during the fiscal years ended December 31, 2008 and 2007, respectively:

	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$589,173	$598,537
Audit-Related Fees(2)	-	-
Tax Fees(3)	-	-
All Other Fees(4)	-	-
Total	$589,173	$598,537

(1)
"Audit Fees" represents the aggregate fees billed for professional services rendered by Deloitte & Touche for the audit of our annual financial statements and the review of financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by Deloitte & Touche in connection with statutory or regulatory filings or engagements for those fiscal years.

(2)
"Audit-Related Fees" represents the aggregate fees billed, other than Audit Fees, for assurance and related services by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting.  We were not billed for any Audit-Related Fees in 2008 or 2007.

(3)
"Tax Fees" represents the aggregate fees billed for professional services rendered by Deloitte & Touche for tax compliance, tax advice, and tax planning.  We were not billed for any Tax Fees in 2008 or 2007.

(4)
"All Other Fees" represents the aggregate fees billed for products and services provided by Deloitte & Touche, other than Audit Fees, Audit-Related Fees, and Tax Fees.  We were not billed for any Other Fees in fiscal 2008 or 2007.

Our Audit Committee maintains a policy pursuant to which it pre-approves all audit, audit-related, tax, and other permissible non-audit services provided by our principal independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the accounting firm's independence.  Under this policy, the Audit Committee pre-approves, on an annual basis, specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the principal independent registered public accounting firm.  Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement.  Management and the independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the accounting firm in accordance with the annual pre-approval and the fees for the services performed to date.  If management believes that a new service, or the expansion of a current service, provided by the principal independent registered public accounting firm is necessary or desirable then such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the independent registered public accounting firm to render such services.  No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal year ended December 31, 2008.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to the 2010 Annual Meeting of Shareholders, shareholder proposals intended to be presented at that meeting must be received in writing by us on or before December 11, 2009.  However, if the date of the 2010 Annual Meeting of Shareholders is more than thirty days before or after May 21, 2010, then the deadline for submitting any such shareholder proposal for inclusion in the proxy materials relating to the 2010 Annual Meeting of Shareholders shall be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

      We must receive in writing any shareholder proposals intended to be considered at our 2010 Annual Meeting of Shareholders, but not included in our proxy materials relating to that meeting, by February 24, 2010.  Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our 2010 proxy statement will have discretionary authority to vote on any shareholder proposal that is considered at the Annual Meeting, but not received on or prior to the deadline described above.

All shareholder proposals should be sent via certified mail, return receipt requested, and addressed to David A. Jackson, Secretary, Knight Transportation, Inc., 5601 West Buckeye Road, Phoenix, Arizona 85043.

See "Corporate Governance – The Board of Directors and Its Committees – Committees of the Board of Directors – The Nominating and Corporate Governance Committee" for information regarding how shareholders can recommend director candidates for consideration by the Nominating and Corporate Governance Committee.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying form of proxy will have discretionary authority to vote proxies on such matters in accordance with the recommendations of the Board of Directors, or, if no recommendations are given, in accordance with their judgment, unless the person executing any such proxy indicates that such authority is withheld.

Knight Transportation, Inc.

/s/Kevin P. Knight

Kevin P. Knight Chairman of the Board and Chief Executive Officer

April 10, 2009

APPENDIX A

KNIGHT TRANSPORTATION, INC.
EMPLOYEE STOCK PURCHASE PLAN

February 11, 2009

1. Purpose

(a) The purpose of the Knight Transportation, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of Knight Transportation, Inc., an Arizona corporation (the "Company"), and its Adopting Affiliates, as defined below, an opportunity to purchase stock of the Company.

(b) The Company, through the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for Employees to exert maximum efforts for the success of the Company.

(c) The Company intends that the rights to purchase its Common Stock granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code, and that the Plan qualify under the terms of Section 423(b) of the Code.

2. Definitions

The capitalized terms set forth below shall have the meaning stated herein, unless context requires otherwise.

(a) "Adopting Affiliate" means an Affiliate that has been designated by the Committee to participate in the Plan and which Affiliate has adopted the Plan.

(b) "Affiliate" means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c) "Board" means the Board of Directors of the Company.

(d) "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Committee" means the Compensation Committee of the Board which has the authority to administer the Plan.

(f) "Common Stock" means shares of common stock of the Company.

(g) "Company" has the meaning stated in Section 1(a).

(h) "HR Director" means the director of human resources of the Company which is delegated authority to administer the Plan.

(i) "Disposition" has the meaning stated in Section 424(c) of the Code.

(j) "Earnings" means the total compensation paid to an Employee, including all salary, wages (including amounts elected to be deferred by the Employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee, but excluding profit sharing, the cost of Employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

(k) "Employee" means an employee of the Company or of an Adopting Affiliate.

(l) "Eligible Employee" means an Employee who has been continuously employed by the Company or by an Adopting Affiliate for at least six (6) months and otherwise meets the requirements of Section 5(b).

(m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n) "Independent Director" means a director of the Company who is not an officer, employee or ten percent (10%) stockholder of the Company.

(o) "Offering" means the grant of rights from time to time to purchase Common Stock of the Company made during an Offering Period under Section 6 of the Plan by the Committee or HR Director.

(p) "Offering Date" means the date on which Eligible Employees are given the right to purchase Common Stock of the Company under the Plan, as described in Section 6(b).

(q) "Offering Period" means a period of time during which Eligible Employees have the right to purchase Common Stock under this Plan.

(r) "Participant" means an Eligible Employee who elects to participate in the Plan by authorizing payroll deductions to purchase Common Stock made available through an Offering.

(s) "Payroll Reduction Agreement" means the agreement described in Section 7 pursuant to which an Eligible Employee authorizes the Company to make payroll deductions to purchase Common Stock during a Purchase Period.

(t) "Plan" has the meaning stated in Section 1(a).

(u) "Purchase Date" means the date on which each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) are applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted pursuant to the terms of this Plan and the applicable Offering, at the purchase price specified in the Offering during the Offering Period.

(v) "Purchase Period" means the time designated by the Committee, the HR Director or by the Plan for Eligible Employees to accumulate payroll deductions in order to purchase Common Stock during or at the end of such Purchase Period under the Plan.  The Purchase Period may, but need not, commence on the Offering Date.

(w) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act.

(x) "Securities Act" means the Securities Act of 1933, as amended.

(y) "SEC" means the Securities and Exchange Commission.

3. Administration

(a) The Plan shall be administered by the Committee.  The Committee shall serve at the pleasure of the Board, and the Board may, from time to time, remove members from, or add members to, the Committee.  The Committee shall include a minimum of two Independent Directors.  Vacancies on the Committee, however caused, shall be filled by the Board.  No member of the Committee may participate in the Plan.  A majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid act of the Committee.  No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any right granted hereunder.  The Committee may delegate certain administrative duties to the HR Director, as provided in Section 3(c).

(b) The Committee shall have the final authority to determine all questions that may arise in the administration of the Plan, subject to, and within the limitations of, the express provisions of the Plan, including, but not limited to, the following powers:

(i) To determine all terms and conditions of each Offering, including, without limitation:

1.	The number of shares of Common Stock for which an Offering is made;

2.	The price to be paid for Common Stock acquired pursuant to rights granted under any Offering;

3.	The terms and conditions of the exercise of rights granted under any Offering;

4.	Any conditions to which the grant of rights under any Offering may be subject;

5.	Any vesting or forfeiture provisions applicable to any grant of rights under any Offering; and

6.	Any restrictions or limitations placed on Common Stock issued pursuant to the exercise of any rights granted under any Offering.

(ii) To designate from time to time which Affiliates of the Company are covered by the Plan;

(iii) To construe and interpret the Plan and all rights granted under it including any Offering, and to establish, amend and revoke rules and regulations for its administration.  The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(iv) To amend the Plan as provided in Section 17; and

(v) To generally exercise such other powers and to perform any other acts as the Committee deems necessary or expedient to promote the best interests of the Company.

(c) The Committee may delegate administration of the Plan to the HR Director.  If administration is delegated to the HR Director, the HR Director shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Committee, subject, however, to such resolutions and other actions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Committee.  The Committee may abolish or restrict the authority of the HR Director at any time and revest in the Committee the administration of the Plan.

4. Shares Subject to the Plan

(a) The number of shares of Common Stock initially reserved for issuance under the Plan shall be one million (1,000,000) shares.  The number of shares of Common Stock available under the Plan shall be subject to adjustment as provided under Section 16 of this Plan.

(b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility

(a) Rights may be granted only to Employees of the Company or, as the Committee may designate as provided in Section 2(b), to Employees of any Adopting Affiliate of the Company.  Except as provided in Section 5(b), an Employee of the Company or any Adopting Affiliate shall not be eligible for any rights granted under the Plan, unless, on the Offering Date, such Employee has been in the employ of the Company or any Adopting Affiliate for such continuous period preceding such Offering Date as the Committee may require, but in no event shall the required period of continuous employment be less than six (6) months nor greater than two (2) years.  In addition, unless otherwise determined by the Committee or the HR Director and set forth in the terms of the applicable Offering, no Employee of the Company or any Adopting Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such Employee's customary employment with the Company or such Adopting Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Committee or the HR Director may provide that each person who, during the course of an Offering, first becomes an Eligible Employee of the Company or Adopting Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering.  Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) The date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the purchase price of Common Stock under such right;

(ii) The Purchase Period for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) The Committee or the HR Director may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Purchase Period for such Offering, he or she will not receive any right under that Offering.

(c) No Employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate.  For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the Common Stock ownership of any Employee, and Common Stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any Adopting Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Committee may provide in an Offering that certain employees who are highly compensated employees, within the meaning of Section 423(b)(4)(D) of the Code, are not eligible to participate.

6. Grant of Rights; Offering

(a) The Committee may from time to time initiate an Offering, by which it grants rights to purchase Common Stock of the Company under the Plan to Eligible Employees on the Offering Date(s) selected by the Committee.  Each Offering shall be made only during the Offering Period and shall be in such form and shall contain such terms and conditions as the Committee determines to be appropriate.  In no event will an Offering Period exceed twenty seven (27) months.  If an Employee has more than one Offering right outstanding under the Plan, unless he otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Employee will be deemed to apply to all of his  rights under the Plan, and (ii) a right with a lower purchase price (or an earlier-granted right, if two rights have identical purchase prices), will be exercised to the fullest possible extent before a right with a higher purchase price (or a later-granted right, if two rights have identical purchase prices) will be exercised.  The provisions of separate Offerings need not be identical, but each Offering shall conform to the Plan.

(b) Unless the Committee determines otherwise, as provided in subparagraph 6(a), the adoption of this Plan by the Committee and stockholders authorizes the Committee to grant rights to purchase shares of the Common Stock to all Eligible Employees on February 1 of every calendar year, beginning with calendar year 2010; provided that for calendar year 2009, the first Offering Date shall be August 1, 2009 (the "Offering Dates").  Each Offering Period will begin on the Offering Date and end on each subsequent January 31, unless otherwise adjusted by the Committee.  There shall be not more than two six-month Purchase Periods, as defined above, during each Offering Period.  The Purchase Periods shall commence on February 1 and August 1 of each year and end on January 31 and July 31, respectively, during each Offering Period, except for the first Offering Period in 2009, which shall end on January 31, 2010.  The Offering Period may be shortened at any time by the Committee, if necessary to avoid the Plan being treated as compensatory for accounting purposes.  If an Offering Period is shortened for such purpose, the corresponding Purchase Periods may also be shortened at the Committee's discretion.  Prior to the commencement of any Offering, the Committee may change any or all terms of such Offering and any subsequent Offerings.  The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Committee determines that such Offering shall not occur, or (b) no shares of Common Stock remain available for issuance under the Plan in connection with the Offering.  Shares of Common Stock will be purchased as provided in Section 8.  Except as the Committee may otherwise provide, a Participant shall have no vested rights with respect to the term of any Offering Period.

7. Participation

 An Eligible Employee may elect to participate in an Offering at the beginning of the Offering or on the February 1st or August 1st during the Offering Period.  An Eligible Employee shall become a participant in an Offering by delivering a Payroll Deduction Agreement in the form approved by the Company, authorizing payroll deductions during the Purchase Period for which such authorization is effective.  Deductions from Earnings may be in whole percentages only, with a minimum percentage of one percent (1%), and a maximum percentage specified by the Committee, but not more than ten percent (10%).  The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company, but shall not accrue interest.  A Participant may not make additional payments into his or her account unless specifically provided for in the Offering and only if the Participant has not had the maximum amount permitted by this Plan and the Offering withheld during the Purchase Period.  The Payroll Deduction Agreement shall be in such form as the Company approves, and must be effective prospectively and be delivered to the Company on or before the commencement of the Purchase Period or the February 1st or August 1st during an Offering Period, as applicable, to be effective for the remaining portion of that Offering.  A Participant may not increase his withholding percentage during the course of an Offering, except on each February 1st and August 1st of each calendar year.  A Participant may reduce his participation percentage only once during any Offering Period, except that a Participant may subsequently terminate future payroll deductions during an Offering Period after having previously decreased his or her participation percentage during any such six (6) month period.  A Participant may reduce his or her withholding percentage during the course of an Offering Period by delivering a written notice to the Company in such form as the Company provides.

8. Purchase

(a) On each Purchase Date during the relevant Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of the Common Stock of the Company, up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering.  Unless the Committee or the Offering otherwise provides, the Purchase Dates shall be each July 31st and January 31st (or if such dates are not business days, the business day immediately preceding such date).  No fractional shares of Common Stock shall be issued upon the exercise of rights granted under the Plan.  The amount, if any, of accumulated payroll deductions remaining in each Participant's account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares on the next Purchase Date under the Plan.  The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is less than the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be rolled over to the next Offering unless a participant delivers to the Company a written request for refund of accumulated payroll deductions in such form as the Company provides.  The Company shall have a reasonable time to refund accumulated payroll deductions.  Any accumulated payroll deductions that are refunded to Participants shall be refunded without interest.

(b) If a Participant terminates payroll deductions during a Purchase Period, as provided in Section 11(a), or is no longer eligible to be granted rights under the Plan, as provided in Section 5, no shares of Common Stock shall be purchased and the amount of accumulated payroll deductions shall be distributed to the participant after the final Purchase Date of the Offering, without interest.

(c) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by a registration statement filed with the SEC and effective pursuant to the Securities Act.  If on a Purchase Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering may be offered or exercised on any Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Purchase Date shall not be delayed more than two (2) months and the Purchase Date shall in no event be more than fourteen (14) months from the Offering Date.  If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	Limitation on Participation Rights; Maximum Number of Shares Purchasable

(a) Subject to the limitations contained in the Plan, on each Offering Date each Eligible Employee shall be granted the right to purchase the number of shares of Common Stock purchasable with up to ten percent (10%) of such Employee's Earnings paid during the Purchase Period for such Offering; provided, however, that no Participant may purchase Common Stock in a particular year with more than ten percent (10%) of such Participant's Earnings in such calendar year under all outstanding Offerings under the Plan and all other Company plans intended to qualify as "employee stock purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended.

(b) No Participant may purchase more than one thousand (1,000) shares of Common Stock under an Offering.  The maximum aggregate number of shares available to be purchased by all Eligible Employees during an Offering shall be two hundred thousand (200,000) shares of Common Stock, or, if less, the number of shares remaining available under the Plan on the Offering Date.  The maximum aggregate number of shares available to be purchased by all Eligible Employees on any Purchase Date during an Offering Period shall be the lesser of (i) two hundred thousand (200,000) shares of Common Stock less any shares of Common Stock previously purchased on any Purchase Date during the Offering, or (ii) the number of shares of Common Stock remaining for purchase available under the Plan.  In no event shall more than 200,000 shares of Common Stock be offered during any Offering Period.  If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares of Common Stock available, the Committee shall make a pro rata allocation of the shares available in a uniform and equitable manner.

10. Purchase Price

The purchase price of Common Stock acquired pursuant to rights granted under the Plan shall be determined by the Compensation Committee, provided that the purchase price shall not be less than the lesser of:

(a) An amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date rounded up to the nearest cent per share; or

(b) An amount equal to eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date rounded up to the nearest cent per share.

11. Withdrawal; Termination

(a)  A Participant may not withdraw funds deposited during an Offering Period.  However, at any time during a Purchase Period a Participant may terminate his payroll deductions under the Plan by delivering to the Company a notice of termination in such form as the Company prescribes.  Termination of payroll deductions may be elected at any time prior to the end of a Purchase Period, except as provided by the Committee or the HR Director in the Offering.  Accumulated payroll deductions of a terminated Participant, that are not applied under the Plan to purchase Common Stock, will be distributed in full to the Participant following the final Purchase Date of the Offering, without interest.  A Participant's termination of future payroll deductions during an Offering will have no effect upon the Participant's eligibility to participate in any other Offerings under the Plan, but the Participant will be required to deliver a new Payroll Reduction Agreement in order to participate in subsequent Offerings under the Plan.

(b)  Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee's employment with the Company or any Adopting Affiliate, for any reason, and the Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated Employee), under the Offering, without interest, within a reasonable amount of time.

(c)   A Participant's rights under the Plan are not transferable or assignable other than by will, the laws of descent and distribution, or a beneficiary designation as provided in Section 15.  During a Participant's lifetime, rights under the Plan shall be exercisable only by the Participant to whom such rights under any Offering is granted.  Following a Participant's death, if any rights under any Offering survive, they may be exercised by the Participant's personal representative.

12. Covenants of the Company

(a)   During the terms of any Offering made under the Plan, the Company shall reserve at all times the number of shares of Common Stock required to satisfy any rights granted to Participants under the Offering.

(b)   The Company shall seek to obtain from any agency exercising jurisdiction over the Plan such approvals, if any, required by law to issue and sell shares of Common Stock upon exercise of the rights under any Offering.  If, after reasonable efforts, the Company is unable to obtain from any such agency approval which counsel for the Company determines necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of rights granted hereunder unless and until such approval is obtained.

13. Use of Proceeds From Stock

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company, and may be applied for general corporate purposes.

14. Rights as a Stockholder

A Participant shall not be deemed to be the holder of, or to have any of the rights of a stockholder of the Company with respect to, any shares of Common Stock subject to the Plan until the Participant exercises his rights hereunder to purchase Common Stock and that purchase is recorded in the stock books of the Company.

15. Designation of Beneficiary.

(a) A Participant may file with the HR Director a written designation of a beneficiary in the form attached hereto as Exhibit A, designating the person or persons who are to receive any shares of Common Stock, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock.  In addition, a Participant may file a written designation of a beneficiary designating the person or persons who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.  Any such designation shall be on a form provided by or otherwise acceptable to the Committee.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Committee.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Committee shall deliver such shares of Common Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Committee, in its sole discretion, may deliver such shares of Common Stock to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

16. Adjustments Upon Changes in Stock

(a) The aggregate number of shares of Common Stock which may be issued pursuant to rights granted under any Offering under the Plan shall be automatically adjusted, without further action by the Board or the stockholders of the Company, to reflect changes in the capitalization of the Company, such as stock dividends, stock splits, reverse stock splits, subdivisions, exchange of shares, liquidating dividends, reorganizations or reclassifications, or any similar recapitalization that affects or modifies the number of shares of Common Stock issued and outstanding at any time.

(b) In the event of: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Committee in its sole discretion (A) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (B) such rights may continue in full force and effect, or (C) Participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the Participants' rights under the ongoing Offering terminated.

17. Amendment of the Plan

(a) The Committee at any time, and from time to time, may amend the Plan.  However, except as provided in Section 16 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by those stockholders of a majority of the shares of the Company's Common Stock, present at a meeting of the Company's shareholders at which a quorum is present within twelve (12) months before or after the adoption of the amendment, if the amendment:

i.	Increases the number of shares reserved for rights under the Plan;

                ii. Modifies the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3); or

            iii. Modifies the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

                              It is expressly contemplated that the Committee may amend the Plan in any respect the Committee determines it to be necessary or advisable to provide Eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b)  Rights and obligations under any rights granted before the amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

18. Termination or Suspension of the Plan

(a)  The Committee, in its discretion, may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the earlier of February 10, 2019, or the date on which the shares available under the Plan, as adjusted from time to time, are exhausted.  No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

19. Arbitration of Disputes

The Federal Arbitration Act shall apply to and govern all disputes arising under the Plan or an Offering made pursuant to the Plan.  Any disputes with respect to the terms of this Plan or any rights granted hereunder, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the laws of the State of Arizona governing commercial disputes.  Arbitration shall occur in Phoenix, Arizona.  Judgment on any arbitration award may be entered in any court having jurisdiction.  A single arbitrator shall have the power to render a maximum award of $300,000.  If any person asserts a claim in excess of $300,000, any party to the arbitration proceeding may request that the arbitration be heard by a panel of three (3) arbitrators and, if so requested,  the arbitration decision shall be made by a majority of the three (3) arbitrators.  By electing to participate in the Plan, the Company and each Participant EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY.  An arbitrator shall have the same powers that a federal district judge setting in the State of Arizona may exercise.  Subject to such limitations as the arbitrator may impose, discovery shall be available to all parties to an arbitration to the same extent (including the imposition of sanctions) as provided by the Federal Civil Rules of Procedure.  Nothing in this Plan shall limit or restrict any self-help remedy, including, without limitation, any right of offset a party may have.  The party prevailing in any arbitration shall be entitled to payment of all legal fees and costs and all costs of arbitration, regardless of whether such costs are recoverable under any other applicable law.  Any arbitrator, if a lawyer, shall have at least ten (10) years experience in commercial law and be rated "AV" by Martindale Hubble or, if the arbitrator is a former judicial officer, the arbitrator shall have had at least ten (10) years experience on the bench of a state or federal court.

20. Effective Date of Plan

The Plan shall become effective as of February 11, 2009, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by a majority of the Company's issued and outstanding shares and if for any reason the Company's stockholders fail to approve this Plan any rights granted hereunder shall be void, ab initio.

21. Notices and Agreements

Any notices or agreements provided for in an Offering or the Plan shall be in writing, in a form provided by the Company, and unless specifically provided for in the Plan or the Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

22. Exercise Contingent on Stockholder Approval

The rights granted under an Offering are subject to the approval of the Plan by the stockholders as required for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

23. Statutory Holding Period

Each Participant shall deliver a commitment in writing to the Committee that the Participant understands that the special rules of income tax treatment under Section 421(a) of the Code shall apply with respect to the transfer of a share of Common Stock to the Participant pursuant to the Participant's exercise of a right granted under this Plan; provided that the Participant make no Disposition of such share of Common Stock within two (2) years after the date of the granting of the right, nor within one (1) year after the transfer of such share to the Participant.

24. Offering Subject to Plan

Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

25. Registration of Shares

The shares offered pursuant to the Plan will be registered with the SEC on Form S-8.

APPENDIX B

KNIGHT TRANSPORTATION, INC.
AMENDED AND RESTATED
2003 STOCK OPTION AND EQUITY COMPENSATION PLAN

Article 1
History and Purpose

1.1           History.  Knight Transportation, Inc.  (the "Company" or "Knight") has maintained a stock option plan for the benefit of officers, employees and directors since 1994.  Grants under all prior plans have been broad-based and have been designed to align the interest of employees of the Company receiving grants with those of the Company's shareholders.  On February 6, 2003, the Board of Directors of the Company (the "Board") approved the termination of all further stock grants under the Company's Amended and Restated Stock Option Plan adopted February 10, 1998 (the "1998 Plan"), effective as of May 31, 2003, subject to the Company's shareholders approval of the 2003 Plan, as hereinafter defined.  As amended, the 1998 Plan permitted any issued and outstanding option grants to continue in force and effect in accordance with their terms, but no further options or stock grants were to be made under the 1998 Plan if the Company's shareholders approved the 2003 Plan.  The Board also adopted, effective as of June 1, 2003, the Knight Transportation, Inc. 2003 Stock Option Plan (the "Plan" or the "2003 Plan"), subject to approval by the Company's shareholders at its annual meeting held in May, 2003.  The Plan was approved by the Company's shareholders on May 21, 2003.  The Plan was subsequently amended on March 3, 2005, to eliminate the grant of any NSO at less than fair market value and to include arbitration provisions.  The Plan was further amended as of May 26, 2005, to increase the number of shares available for Stock Grants from 1,500,000 to 4,000,000 shares of Stock.  By virtue of a stock split on November 30, 2005, the total number of shares of Stock available under the Plan was increased to 6,000,000.  The Plan was further amended as of August 3, 2005, subject to shareholder approval, to limit to 650,000 the maximum number of shares of Stock subject to Stock Grants to a single individual in a calendar year, beginning with the calendar year ending December 31, 2005, to make certain administrative changes, and to restate the Plan in its entirety.  The Plan was further amended effective as of January 1, 2007, to eliminate the automatic grant of Stock Options to Independent Directors, to provide that director's fees due to any Independent Director may be paid by Stock Grant, and to provide for the consent of the Compensation Committee prior to the sale of stock obtained through the exercise of certain Stock Grants while an individual is surviving as a Director of the Company.  The Plan was further amended as of June 1, 2008, to increase the number of shares available for Stock Grants from 6,000,000 to 9,000,000 shares of Stock of which 200,000 shares of Stock are reserved for Stock Grants made to Independent Directors.  The Plan was further amended as of February 11, 2009, subject to shareholder approval, to provide additional terms and administrative procedures applicable to Restricted Stock Grants, to authorize the issuance of Stock Appreciation Rights, and to restate the Plan in its entirety and rename the Plan the Knight Transportation, Inc. Amended and Restated 2003 Stock Option and Equity Compensation Plan.

This document sets forth the terms of the Plan, including, without limitation, the number of shares of Stock that are reserved for grants under the Plan and all other terms and conditions applicable to the Plan.  This Plan and any options or rights granted hereunder are subject to approval by the Company's shareholders.  The Plan will be submitted to shareholders for approval at the Annual Meeting of Shareholders to be held on May 21, 2009.

1.2           Purpose.  The Plan has been adopted to: (a) provide certain key employees of the Company (as defined below) and selected independent contractors, consultants, and advisors who are important to the Company with an opportunity to purchase the common stock of Knight as an incentive to continue their employment or association with the Company and to work for the long-term growth, development, and financial success of the Company; and (b) attract, motivate, and retain the services of Independent Directors and critical employees of the Company and its subsidiaries and reward such employees by the issuance of Stock Grants so that these employees will contribute to and participate in the long-term performance of the Company.

Article 2
Definitions

2.1           Defined Terms.  The following terms shall have the meanings set forth below, unless context otherwise requires:

"Appreciation Value" has the meaning stated in Section 8.3.

"Beneficiary" means the person or persons designated by a Participant as his beneficiary.

"Board of Directors" or "Board" means the Board of Directors of Knight.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Compensation Committee of the Board of Directors, which shall be appointed in accordance with the procedures described in
Article 9.

"Company" means Knight and any subsidiary of Knight that is treated as a "subsidiary" under section 425 of the Code.

"Effective Date" means June 1, 2003, which shall be the date this Plan is effective, subject only to Section 10.20.

"Fair Market Value" has the meaning stated in Section 5.3(c).

"Knight" means Knight Transportation, Inc., an Arizona corporation, and its successors in interest.

"ISO" means an incentive stock option granted a Participant under Article 5 of this Plan and which qualifies as an incentive stock option under section 422 of the Code.  To the extent this Plan has authorized the Committee to grant ISOs, this Plan shall be interpreted and construed so as to qualify as an incentive stock option plan under Section 422 of the Code and the regulations thereunder.

"Independent Director" means a director of the Company who is not an officer, employee or 10% shareholder of the Company.

"Independent Directors Plan" means the provisions applicable to Stock Grants made to Independent Directors set forth in Article 6.

"NSO" means any option granted under this Plan that is not an ISO.

"Participant" means any employee of the Company, any Independent Director, or any person who is eligible under Section 4.2 to participate in this Plan and who is selected by the Committee as a Participant in the Plan.

"Plan" means the Knight Transportation, Inc. the Knight Transportation, Inc. Amended and Restated 2003 Stock Option and Equity Compensation Plan, effective as of June 1, 2003, as amended and restated hereby.

"Plan Year" means the calendar year.

"Restricted Stock Grant" means the right granted a Participant under Article 7 of this Plan to purchase or receive Restricted Stock subject to such restrictions and conditions as are specified by the Committee.  Any Stock Grant shall be evidenced by a writing executed by an authorized member of the Committee.

"Restricted Stock" means stock issued to a Participant pursuant to a Restricted Stock Grant.

"Stock" means the common stock of Knight, par value $0.01 per share.

"Stock Appreciation Right" or "SAR" means the right granted to a Participant under Article 8 of this Plan to receive an amount equal to the appreciation in a share of Stock from the grant date to the exercise date, which is evidenced by a writing executed by an authorized member of the Committee.

"Stock Option" means any ISO or NSO granted to a Participant under Article 5 of this Plan, which is evidenced by a writing executed by the Participant and by an authorized member of the Committee.

"Stock Grant" means the award of a Stock Option, a SAR, or a Restricted Stock Grant made under Article 5, Article 6, Article 7, or Article 8 of this Plan, as may be applicable.

"Stock Grant Agreement" means the written Agreement between the Company and a Participant evidencing a Stock Grant.

Article 3
Shares Reserved for Grants; Adjustment to Shares

3.1           Shares Reserved For Stock Grants.  There are reserved and available for the issuance and exercise of presently outstanding and future Stock Grants made under this Plan, 9,000,000 shares of the Company's authorized but unissued Stock, plus or minus any adjustments to such reserved shares authorized by this Plan.  Of the total number of shares reserved for Stock Grants under this Plan, 200,000 shares of Stock are reserved for the issuance of presently outstanding and future Stock Grants made under the Independent Directors Plan set forth in Article 6 of the Plan.  The balance of the shares are reserved for Stock Grants awarded under any other provision of this Plan; provided, however, that in no event shall the aggregate number of shares of Stock subject to all Stock Grants made under this Plan since inception exceed 9,000,000 shares of Stock, adjusted as described in Section 3.2, below.

3.2           Adjustment to Shares.  The aggregate number of shares of Stock which may be issued pursuant to Stock Grants made under this Plan shall be automatically adjusted, without further action by the Board or the shareholders of the Company, to reflect changes in the capitalization of the Company, such as stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations or reclassification, or any similar recapitalization that affects or modifies the number of shares of Stock issued and outstanding at any time.

3.3           Number of Stock Grants; Partial Exercise.  More than one Stock Grant may be made to the same Participant, and may be made in the form of Stock Options, Restricted Stock Grants, SARs or any combination thereof.  Stock Grants may be subject to partial exercise, as the Committee may in its discretion determine.  If any Stock Grant made under this Plan expires, is terminated, or canceled without being exercised, or after being partially exercised, the shares of Stock allocated to the unexercised portion of a Stock Grant shall revert to the pool of shares reserved in Section 3.1 and shall again be available for Stock Grants made under this Plan.

Article 4
Plan Eligibility

4.1           General.  The Committee, subject to the following limitations, shall from time to time designate from among the Company's employees those persons who will be Participants in this Plan, subject to the following rules:

4.2           Eligibility for Participation in Plan.  The following natural persons are eligible to participate in the Plan: (i) full or part time employees of the Company, who, in the sole judgment of the Committee, are qualified by position, training, ability, and responsibility to contribute substantially to the progress of the Company and have a material, positive effect on the results of the operations of the Company; (ii) key independent contractors, consultants, or advisors who perform bona fide services for the Company which are not in connection with any offer or sale of securities in a capital raising transaction and who do not directly or indirectly promote or maintain a market for the Company's stock; and (iii) directors of the Company shall be eligible to participate in the Plans described in Article 5, Article 6, Article 7 and Article 8, as applicable.

4.3           Independent Directors Plan.  Independent Directors of the Company shall be automatically eligible to receive Stock Grants under Article 5, Article 7, and Article 8, subject to the provisions of the Independent Directors Plan described in Article 6.

Article 5
Stock Option Plan

5.1           Award of Stock Option.  The Committee may award Stock Grants to a Participant in the form of Stock Options, including, without limitation, "ISOs" or "NSOs," under this Article 5, or any combination thereof.  At the time a Stock Option is awarded under this Article 5, the Committee shall designate the number of shares of Stock subject to the grant and indicate whether such grant is an ISO or an NSO.

5.2           ISOs.  The following rules shall apply to any Stock Options granted as ISOs, in addition to any other provisions of this Plan that may be applicable.

(a)           Employees Only.  An ISO may only be awarded to a person who is an employee of the Company.

(b)           Fair Market Value of ISO.  The aggregate fair market value of Stock subject to an ISO granted under this Article 5 (determined without regard to this Section 5.2) exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000.  The preceding sentence shall be applied by taking ISOs into account in the order in which they were granted hereunder.  If any ISO is granted that exceeds the limitations of this Section 5.2 at the first time it is exercisable, it shall not be invalid, but shall constitute, and be treated as, an NSO to the extent of such excess.  For purposes of this Plan, the fair market value of the Stock subject to any ISO shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse.

(c)           Disposition of ISO Stock.  No Stock issued in connection with a Participant's exercise of an ISO that is disposed of by the Participant within two (2) years after the date the option is granted or within one (1) year after the date such Stock is issued to the Participant will remain eligible for treatment as an ISO; provided, however, unless otherwise provided in the Stock Grant Agreement, these holding periods shall not apply if the Stock Option is exercised after the death of a Participant by the estate of such Participant, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of a deceased Participant.

(d)           Insolvent Participants.  A disposition of Stock described in Section 422(c)(3) of the Code, which was acquired pursuant to the exercise of an ISO, shall not constitute a disposition of Stock in violation of Section 5.2(c).

(e)           Construction.  Any ISO granted under this Plan shall be construed to meet the requirements of Section 422 of the Code and the regulations thereunder.

                               5.3           Option Price.

(a)           A Stock Option granting an ISO shall state the exercise price of the option, shall not be less than 100% of the fair market value of the optioned Stock on the date the ISO is granted, as provided below.  In the case of a Participant who, at the time the ISO is granted, owns shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary), the exercise price of such ISO shall be not less than 110% of the fair market value of Stock on the date the option is granted, and, in no event, shall such option be exercisable after the expiration of five (5) years from the date such option is granted.

(b)           The exercise price of an NSO or any Stock Option granted to a director under Article 6 shall not be less than 100% of the fair market value of a share of the Stock as of the date of grant.

(c)           For purposes of this Plan, the fair market value of a share of Stock (the "Fair Market Value") shall equal the closing price of such Stock on the date the Stock Grant is made, as reported by the New York Stock Exchange ("NYSE").  If for any reason the closing price is not available, then the Fair Market Value of a share of Stock may be determined as the mean of the highest and lowest quoted selling prices for such Stock on the date preceding the date of grant, as reported by the NYSE.  If for any reason the Company's Stock is not publicly traded on a national securities market, or not listed on the NYSE, the Committee shall evaluate all factors which the Committee believes are relevant in determining the Fair Market Value of a share of Stock and, the Committee, in good faith in exercising its business judgment, shall establish the Fair Market Value of the Stock as of the date an option is granted.

5.4           Limitation on Period in Which to Grant or Exercise Options.  No ISO shall be granted under this Plan more than ten (10) years after the earlier of (i) the date the Plan is initially adopted by the Board or (ii) the date the Plan is approved by the shareholders of the Company.  Any Option Grant, other than an ISO, made under the Plan may be exercised within any reasonable term and may be granted any time prior to the termination or expiration of the Plan.  In no event shall an ISO granted under this Plan be exercised after the expiration of ten (10) years from the date such ISO is granted.  Any provision of this Plan to the contrary notwithstanding, the Committee may, in its sole discretion, grant any Participant an NSO which, if provided in the Stock Grant Agreement, may be exercised after the termination of the Participant's employment with the Company.

Article 6
Independent Directors Plan

6.1           Termination of Independent Director Option.  Except as otherwise provided in any written agreement between the Company and the Independent Director, any NSO granted to an Independent Director under this Plan will expire on the earlier of (i) ten (10) years after the date of grant; (ii) one (1) year after such Independent Director terminates his services as a director of the Company; (iii) the expiration date stated in the Stock Grant Agreement (as this term is defined in the Plan); or (iv) any earlier date provided in this Article 6.

6.2           Holding Period.  The Compensation Committee may require that restrictions be placed on the sale of any Stock obtained through the exercise of a Stock Grant made to an Independent Director.

6.3           Existing Options.  All Stock Grants made by the Company to Independent Directors, including Stock Options issued prior to the date hereof, shall be subject to the terms and conditions of this Article 6.  All Stock Grants made to an Independent Director shall be made at the Fair Market Value of the Stock, as of the date of the grant.

6.4           Payment of Director's Fees in Stock.  The Company may issue, at the discretion of the Board, Stock Grants to Independent Directors as compensation to such Independent Directors for services, based on the Fair Market Value of the Company's Stock, as provided in Section 5.3(c) above.

Article 7
Restricted Stock

7.1           Award of Restricted Stock.  The Committee may award Stock Grants to a Participant in the form of Restricted Stock, and shall designate the number of shares of Restricted Stock subject to the grant.  Stock Grants of Restricted Stock may be made as either an outright grant of Stock for services rendered or as the grant of a right to purchase Restricted Stock.

7.2           Price or Valuation of Stock Subject to a Restricted Stock Grant.  The purchase price or value assigned to Restricted Stock issued under a Restricted Stock Grant shall not be less than 100% of its Fair Market Value, as provided in Section 5.3(c), as of the date of the Stock Grant.

7.3           Vesting.  A Restricted Stock Grant shall be subject to the vesting schedule established by the Committee and specified in the Participant's Stock Grant Agreement.

7.4           Restrictions.  Each share of Restricted Stock issued to a Participant under this Article 7 shall be subject to such terms, conditions and restrictions as are established by the Committee and provided in the Participant's Stock Grant Agreement, including, without limitation, restrictions concerning voting rights, transferability, forfeiture, vesting and restrictions applicable in the event of a Participant's termination as an employee or Director of the Company.  The Committee may, in its sole discretion, remove or waive any or all of the restrictions imposed by a Stock Grant Agreement if it determines such removal is appropriate.

Article 8
Stock Appreciation Right Plan

8.1           Award of SAR.  The Committee may award Stock Grants to a Participant in the form of SARs.  Any Stock Grant awarding SARs shall designate the number of SARs subject to the grant.

8.2           Exercise of SAR.  SARs shall be exercisable, in whole or in part, at such times as the Committee specifies in the Participant's Stock Grant Agreement.

8.3           Appreciation.  Each SAR shall entitle the Participant, upon exercise, to an amount equal to the greater of: (a) the Fair Market Value of a share of Stock, as provided in Section 5.3(c), on the date of exercise; over (b) the Fair Market Value of a share of Stock on the date the SAR is granted ("Appreciation Value").

8.4           Form of Settlement.  The Appreciation Value Payable to a Participant upon the exercise of one or more SARs may be paid to the Participant either in cash or Stock, or any combination of cash and Stock, as the Stock Grant Agreement may provide.  If settled in cash, the amount paid to the Participant shall be the Appreciation Value determined under Section 8.3.  If settled in Stock, the Company shall issue to the Participant the number of whole shares of Stock equal to (a) the Appreciation Value, divided by (b) the Fair Market Value of a share of Stock on the exercise date; any fractional shares shall be settled in cash.  No dividend or other distribution right shall attach to any SAR.  The Company's settlement in full of any SAR shall extinguish any further liability the Company has to a Participant with respect to such SAR.

Article 9
Administration

9.1           Compensation Committee.  This Plan shall be administered by the Committee.  The Committee shall serve at the pleasure of the Board, and the Board may, from time to time, remove members from, or add members to, the Committee.  The Committee shall include a minimum of two (2) Independent Directors.  Vacancies on the Committee, however caused, shall be filled by the Board.  No member of the Committee shall participate in or take any action with respect to any Stock Grant made with respect to such member, except as otherwise provided herein.  The Committee may appoint delegates to act for and on its behalf.  The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as the Committee may determine.  A majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted hereunder.

9.2           Administration of the Plan.

           (a)           The Committee may adopt rules and procedures for administration of the Plan, to the extent such rules and procedures are not inconsistent herewith.  Subject to the provisions of this Plan, the Committee shall have the sole, final, and conclusive discretion and authority to construe and interpret the Plan, including, without limitation, authority to determine:

(1)           Those persons who will become Participants and the terms and conditions of their eligibility;

(2)           The nature and amount of such Stock Grants;

                      (3)           All terms and conditions of each Stock Grant, including, without limitation:

           (i)           The number of shares of Stock for which a Stock Grant is made;

(ii)	Subject to the limitations set forth in this Plan, the price to be paid for Stock upon exercise of a Stock Grant;
           (iii)         The terms and conditions of the exercise;

(iv)
The terms of payment of the exercise price or purchase of a Stock Grant; provided that the exercise or purchase price of a share of Stock subject to a Stock Grant shall not be less than the Fair Market Value of such shares as of the date of grant;

           (v)          Any conditions to which the grant or its exercise may be subject;

(vi)	Any vesting or forfeiture provisions applicable to any Stock Grant; and

(vii)	Any restrictions or limitations placed on Stock issued pursuant to the exercise of a Stock Grant.

(b)    The Committee may provide that any Stock Grant may be exercised as a "cashless" Stock Grant, including any arrangement whereby any dealer associated with the Financial Industry Regulatory Authority, upon an irrevocable election by a Participant to exercise any Stock Grant, either (i) commits to loan the Participant the exercise price of the stock and forwards it to the Company, or (ii) establishes a margin commitment with the Participant to pay the exercise price of the Stock Grant to the Company, except to the extent any such arrangement is prohibited by the Sarbanes Oxley Act of 2002 and the Securities and Exchange Act of 1934.

(c)           Any provision of this Plan to the contrary notwithstanding, subject to the overall limitation of Section 3.1 on shares of Stock that are reserved for the issuance of Stock Grants under the Plan, the maximum number of shares of Stock issuable with respect to Stock Grants awarded to any Participant during any calendar year, beginning with calendar year 2005, shall not exceed, in the aggregate, 650,000 shares of Stock.  The maximum number of shares of Stock issuable with respect to Stock Grants awarded to any Participant during any calendar year under this Section 9.2(c) shall be subject to adjustment as provided in Section 3.2 for stock dividends, stock splits, reserve stock splits and similar transactions.

Article 10
General Provisions

10.1           Grant Agreement.  Each Stock Grant made under this Plan shall be evidenced by a Stock Grant Agreement and shall be executed by the Company and the Participant.  The Stock Grant Agreement shall contain any terms and conditions required by this Plan and such other terms and conditions as the Committee, in its sole discretion, may require, including, without limitation, restrictions on the transferability of any Stock which are not inconsistent with the Plan.

10.2           Option or Purchase Price.  Stock Grants, once made, shall not be repriced.

10.3           Mergers or Consolidations.  If the Company at any time dissolves or undergoes a reorganization, including, without limitation, a merger or consolidation with any other organization, in any manner or form whatsoever, and the Company is not the surviving organization and the surviving organization does not agree to assume the Stock Grants granted pursuant to this Plan or to substitute options in place thereof, the Stock Grants made under this Plan may be terminated, subject to the procedures set forth in this Article 10.  Prior to any termination of this Plan or the Stock Grants made hereunder, each Participant holding an outstanding Stock Grant not yet exercised shall be notified of such termination and shall be provided a reasonable period of not less than fifteen (15) days in which to exercise such Stock Option prior to its termination, to the extent such option is then exercisable.  In the event of a merger or consolidation, the Committee may, in its sole discretion, authorize the exercise of such Stock Grants or accelerate the vesting of such Stock Grant, or both.  Any Stock Grant not exercised in accordance with such prescribed terms and conditions shall terminate as of the date specified by the Committee, and simultaneously, the Plan itself shall be terminated without further order of the Company or the Board of Directors.

10.4           Termination of Employment.  Except as provided in Sections 5.4, 6.2, or as otherwise permitted by this Plan (or any Stock Grant Agreement), any Stock Grant made pursuant to this Plan shall immediately terminate upon a Participant's termination of employment with the Company, unless (i) such termination of employment occurs by reason of the death or retirement (including early retirement, if approved by the Committee) of the Participant, or (ii) on account of the permanent and total disability of the Participant (as such term is defined in Section 22(e)(3) of the Code and the regulations therein); or (iii) with the approval of Committee.  Upon retirement (including early retirement), a Participant (or the administrator or conservator of the Participant's estate) may, subject to Section 5.4 of the Plan, or the provisions of the Stock Grant Agreement, exercise any Stock Grant in full within three (3) months of retirement or, if the Participant retired or terminated employment on account of "permanent and total disability" (as that term is defined in Section 22(e)(3) of the Code), within one (1) year of retirement.  If a Participant dies while in the employment of the Company or within three (3) months after retirement, the Participant's personal representative or other person who acquires the right to exercise such Stock Grant by bequest, inheritance, or by reason of the death of the deceased Participant, may, subject to Section 5.4 of the Plan or any contrary provision of the Stock Grant Agreement, exercise the option in full within one (1) year from the date of the Participant's death; provided that if such exercise period would disqualify an ISO as an incentive stock option under Section 422 of the Code, the Stock Option shall be treated as an NSO.

10.5           Payment for Stock.  The exercise price for any shares of Stock acquired through the whole or partial exercise of any Stock Grant shall be paid in full in cash or immediately available funds, or in Stock with a current market value equal to all or a part of the exercise price, or both.

10.6           Compliance With Applicable Laws and Regulations.  Stock Grants made under this Plan shall contain such provisions with respect to compliance with applicable federal and state law as the Committee, with the advice of the Company's counsel, may deem appropriate, including, without limitation, any provision necessary to comply with state or federal securities laws.

10.7            No Right to Employment.  Designation of an employee as a Participant in this Plan for any purpose shall not confer on the employee the right to continue in the employment of the Company or any right to receive a Stock Grant for any Plan Year.

10.8            Taxes.  A Participant shall be responsible for paying any taxes with respect to a Stock Grant.  The Company is hereby authorized to deduct any taxes that may be applicable from the dollar value of any Stock Grant to a Participant, including, without limitation, FICA, FUTA, and any required income tax withholding, and the Company may effect any such withholding by reducing the number of shares of Stock acquired upon the issuance or exercise of any Stock Grant by the amount of such FICA, FUTA, or other tax liability, or may make other reasonable arrangements for the payment of any such tax liability.

10.9            Expenses.  All expenses incurred in connection with the administration of this Plan shall be borne by the Company, except as any Stock Grant Agreement may otherwise provide.

10.10          Unfunded Benefits.  Nothing in this Plan shall be construed as requiring the Company to establish a trust or to find this Plan, or to create a trust of any kind or any fiduciary relationship between the Company and any Participant, employee or Beneficiary.

10.11          Transferability.  Except as otherwise expressly permitted by this Plan, no Stock Grant made under this Plan shall be transferable by the Participant other than by will or by the laws of descent and distribution.  During a Participant's lifetime, a Stock Grant made hereunder shall be exercisable only by the Participant and only if at all times during the period of time beginning on the date the Stock Grant is made and ending on the day three months (or one year, in the case of an employee or Independent Director who retires on account of becoming "permanently and totally disabled" within the meaning of that term under section 22(e)(3) of the Code) before the date of exercise of such Stock Grant, such Participant was an employee or director of the Company (or a corporation or a parent corporation or subsidiary corporation of a corporation assuming an option in a transaction to which section 424(a) of the Code applies).

10.12           Expiration Date of Plan.  If not earlier terminated, this Plan shall expire on February 5, 2013.  In no event shall any Stock Option be granted under this Plan after February 5, 2013.  In no event shall any ISO be granted under this Plan after February 5, 2013.

10.13           Corporate Action.  The issuance of a Stock Grant pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of any kind to its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.14           Rights as a Shareholder.  A Participant shall have no rights as a shareholder of the Company with respect to any shares of Stock subject to a Stock Grant made hereunder until the date of the issuance of the Stock to the Participant.  Stock issued in connection with or as part of any Stock Grant shall be considered issued, for the purposes of voting and dividend rights, as of the date the Stock is reflected as issued on the Company’s stock books. Except as provided in Section 3.2, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date precedes the date Stock is issued to a Participant.

10.15           Paperless Grant.  Each share of Stock issued pursuant to the exercise or settlement of a Stock Grant may be issued only in paperless form and recorded on the books of the Company (together with any restrictions applicable thereto).  In no event shall any physical stock certificates be issued to a Participant, if the Participant is not fully vested in the Stock or if the Stock Grant (or any underlying Stock) is subject to any restrictions.  In no event shall any SAR have any voting rights.

10.16           Investment Purpose.  Unless the Stock received pursuant to a Stock Grant issued under this Plan is registered with the Securities and Exchange Commission, or an exemption from registration is available, each Stock Grant is subject to the condition that the issuance of the Stock Grant and any Stock issued upon exercise of the Stock Grant is for investment purposes only, and not with a view to the subsequent resale or distribution of such Stock.

10.17           Investment Letter.  The Compensation Committee may require that any Participant exercising a Stock Grant, as a condition to such exercise, execute and deliver to the Company an investment letter in such form as the Committee, may from time to time require.

10.18           Termination or Amendment of the Plan.  The Board may terminate, suspend, discontinue, modify or amend this Plan in any respect whatsoever, except that, without approval of the shareholders of the Company, no such revision or amendment shall change the number of shares of Stock of the Company subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted or remove the administration of the Plan from the Committee.

10.19           Application of Funds.  The proceeds received by the Company from the sale of shares of Stock pursuant to the exercise of Stock Grants shall be used for general corporate purposes.

10.20           Obligation to Exercise Grant.  A Stock Grant made hereunder shall impose no obligation on the Participant to exercise such grant.

10.21           Approval of Shareholders: Termination of Plan.  This Plan is effective as of June 1, 2003.  This Plan, as amended and restated hereby, is effective as of February 11, 2009, subject to the approval of the Company's shareholders prior to February 10, 2010.  The Committee may cause Stock Grants to be made under the Plan, subject to the Plan being approved by the Company's shareholders within the period described above.

10.22           Registration of Plan.  No rights granted under the Plan may be exercised to any extent unless the Plan (including Stock granted and Stock issued thereunder) is covered by a registration statement filed with the Securities and Exchange Commission that is effective pursuant to the Securities Act of 1933.  No rights granted under the Plan may be offered or exercised until the Plan is subject to such an effective registration statement.  Until the Plan is so registered, no rights granted under the Plan shall be exercised.

10.23           Governing Law.  The Plan shall be governed by and construed under the laws of the State of Arizona.

10.24           Arbitration of Disputes.  The Federal Arbitration Act applies and governs the arbitration provisions of the Plan.  Any disputes between or among the Company (including its subsidiaries, affiliates, or successors) and Participants (collectively, the "Parties") with respect to the terms of the Plan, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes.  Arbitration shall occur in Phoenix, Arizona.  Judgment on any arbitration award may be entered in any court having jurisdiction.  If any person asserts a claim in excess of $300,000, any party to the arbitration proceeding may request that the arbitration be heard by a panel of three arbitrators and, if so requested, the arbitration decision shall be made by a majority of the three arbitrators.  The Company shall pay the cost of arbitration, but if the Company is the prevailing party in the arbitration, the Company shall have the right to recover from the Participant all costs of arbitration. THE PARTIES SHALL EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY EITHER PARTY MAY HAVE BY EXECUTING THE STOCK OPTION AGREEMENT.  Nothing in the Plan or any Stock Grant Agreement between the Company and any Participant shall limit or restrict any self-help remedy, including, without limitation, any right of offset a Party may have.  The Party prevailing in any arbitration shall be entitled to payment of all legal fees and costs (including court costs), and all costs of arbitration, regardless of whether such costs are recoverable under applicable law.

ATTN: PROXY DEPT. 5601 W. BUCKEYE RD. PHOENIX, AZ 85043
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Knight Transportation, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Knight Transportation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12630-P74274	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KNIGHT TRANSPORTATION, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________
Proposal No. 1:	Election of Class II Directors. NOMINEES: 01 - Gary J. Knight 02 - G.D. Madden 03 - Kathryn L. Munro	☐	☐	☐
							For	Against	Abstain

CUMULATIVE VOTING - If you wish to allocate your votes among the Class II Nominees using cumulative voting, do not check any of the boxes above, but instead, indicate in the space provided below the number of votes you wish to cast for each Class II Nominee (the maximum number of votes you may allocate is the number of shares owned multiplied by three, the number of Class II Nominees).
					Proposal No. 2: Proposal to approve and ratify the Knight Transportation, Inc. Employee Stock Purchase Plan.		☐	☐	☐

Nominee		Number of Votes
Proposal No. 3: Proposal to approve and ratify an amendment and restatement of the Knight Transportation, Inc. 2003 Stock Option Plan (the "2003 Stock Option Plan"), which among other things (i) renames the Plan the Knight Transportation, Inc. Amended and Restated 2003 Stock Option and Equity Compensation Plan," (ii) provides additional terms and administrative procedures applicable to restricted stock grants, and (iii) authorizes the issuance of stock appreciation rights.
							☐	☐	☐
Gary J. Knight					Proposal No. 4: Proposal to approve and ratify a one-time stock option exchange program for employees, along with an accompanying amendment to the 2003 Stock Option Plan to permit such exchange.		☐	☐	☐

G.D. Madden					Proposal No. 5: Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for Fiscal 2009.		☐	☐	☐
Kathryn L. Munro

(If you exercised cumulative voting above, please mark the corresponding box below.)					Other Action: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

Check the box to the right if you exercised cumulative voting above. Please do not check the box unless you want to exercise cumulative voting.				☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Your signature below should conform to the name in which the shares are held. When shares are held by joint tenants, both shall sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

As a Knight Transportation, Inc. shareholder, you can view the shareholder account on a secured Internet website.

By accessing Investor Service DirectSM at www.bnymellon.com/shareowner/isd, you can view the account profile, stock detail, and historical Knight Transportation, Inc. stock price information. You can also change your address.

In addition, you can use this site to consent to future access of Knight's annual reports and proxy materials electronically via the Internet.

Knight also provides access to shareholder information, including its annual report and proxy statement, through its website at www.knighttrans.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Detach here from proxy voting card	M12631-P74274

PROXY

KNIGHT TRANSPORTATION, INC.
5601 West Buckeye Road
Phoenix, Arizona 85043

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
Thursday, May 21, 2009, 8:30 A.M., Phoenix Time

By executing this Proxy, the shareholder constitutes and appoints the Chairman and Chief Executive Officer, Kevin P. Knight, and the Chief Financial Officer, Secretary, and Treasurer, David A. Jackson, and each of them, as proxies for the shareholder (or if only one proxy is present, that one shall have all power granted herein), with full power of substitution, who may, and by a majority of such proxies, represent the shareholder and vote all shares of Common Stock which the shareholder is entitled to vote at the Annual Meeting of Shareholders of Knight Transportation, Inc. to be held on May 21, 2009, at 8:30 A.M., Phoenix Time, at the Company's headquarters at 5601 West Buckeye Road, Phoenix, Arizona 85043, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Annual Meeting dated April 10, 2009, as set forth below. Cumulative voting will be applied in the election of directors. See the Proxy Statement furnished for an explanation of cumulative voting.

The shareholder acknowledges receipt of the Notice and Proxy Statement dated April 10, 2009, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the shareholder would possess if personally present at such meeting, and ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the shareholder's name, place, and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT TRANSPORTATION, INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1 AND FOR THE OTHER PROPOSALS LISTED HEREIN. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1 AND FOR THE OTHER PROPOSALS LISTED HEREIN. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Please mark, sign, date, and return the Proxy Card promptly, using the enclosed envelope, which requires no postage when mailed in the United States.

Address Changes/Comments:

SEE REVERSE	(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) TO BE SIGNED ON THE REVERSE SIDE	SEE REVERSE
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